Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213280
PROSPECTUS SUPPLEMENT
(to Prospectus dated August 31, 2016)

1,280,000 American Depositary Shares Representing 6,400,000 Ordinary Shares

Medigus Ltd.

We are offering 1,280,000 American Depositary Shares, or ADSs, representing 6,400,000 of our ordinary shares, par value NIS 0.10 per share, at a price of $1.15 per ADS, pursuant to this prospectus supplement. Each ADS represents five ordinary shares. See “Description of American Depositary Shares” and “Description of Ordinary Shares” in the accompanying prospectus for more information.

Our ADSs trade on The NASDAQ Capital Market, or the NASDAQ, under the symbol “MDGS”. On September 7, 2016, the last reported sale price of our ADSs on NASDAQ was $1.70 per ADS. Our ordinary shares currently trade on the Tel Aviv Stock Exchange Ltd., or TASE, under the symbol “MDGS.” On September 7, 2016, the last reported sale price of our ordinary shares on the TASE was NIS 1.34, or $0.35 per share (based on the exchange rate reported by the Bank of Israel on such date).

On July 28, 2016, the aggregate market value of our ordinary shares held by non-affiliates was $10,403,898, based on 32,047,034 ordinary shares outstanding and a per ordinary share price of $0.43 based on the closing sale price of our ordinary shares and the exchange rate reported by the Bank of Israel on July 28, 2016. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

You should carefully read this prospectus supplement and the accompanying prospectus (including all of the information incorporated by reference therein) before you invest. Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of material risks of investing in our securities in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement.

	Per ADS	Total
Offering price	$1.15	$1,472,000
Placement agent fee(1)	$0.0734	$93,984
Proceeds, before expenses, to us	$1.0766	$1,378,016

(1)
In addition to the placement agent fee listed in the table above, we have agreed to (i) reimburse the lead placement agent for certain of its expenses with respect to this offering and (ii) issue to the co-placement agents placement agent warrants to purchase up to an aggregate of 3.5% of the aggregate number of ADSs sold in this offering, excluding any ADSs sold to pre-existing investors and purchasers who are residents of Israel, as described under “Plan of Distribution” on page S-34 of this prospectus supplement.

Delivery of the ADSs is expected to be made on or about September 13, 2016.

None of the United States Securities and Exchange Commission, the Israeli Securities Authority, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Lead Placement Agent	Co-Placement Agent
Roth Capital Partners	Maxim Group LLC

Prospectus Supplement dated September 8, 2016.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

A registration statement on Form F-3 (File No. 333-213280) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on August 24, 2016, and was declared effective on August 31, 2016. Under this shelf registration process, of which this offering is a part, we may, from time to time, sell up to an aggregate of $20 million of our securities. We have not yet sold any securities under this shelf registration process. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. If the description of the offering varies between this prospectus supplement and the accompanying prospectus or the documents incorporated herein by reference filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

 Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Information by Reference,” on page S-36 of this prospectus supplement.

Unless the context otherwise requires, all references to “Medigus,” “we,” “us,” “our,” the “Company” and similar designations refer to Medigus Ltd. The term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel, the terms “dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States. Our functional and presentation currency is the U.S. dollar. Foreign currency transactions in currencies other than the U.S. dollar are translated in this prospectus supplement into U.S. dollars using exchange rates in effect at the date of the transactions.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, ADSs representing our ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may include forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would”, and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

 Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page S-9 of this prospectus supplement, and certain other matters discussed in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	the overall global economic environment;

•	insufficient coverage or reimbursement from medical insurers;

•	the impact of competition and new technologies;

•	general market, political, reimbursement and economic conditions in the countries in which we operate;

•	projected capital expenditures and liquidity;

•	changes in our strategy;

•	government regulations and approvals;

•	changes in customers’ budgeting priorities;

•	litigation and regulatory proceedings;

•	those factors referred to the “Risk Factors” found on page S-9 of this prospectus supplement; and

•
those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2015.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our ADSs. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on page S-9 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

Who We Are

We are a medical device company engaged in the development, production and marketing of innovative medical devices, including flexible surgical staplers with direct vision systems for minimally invasive medical procedures. Our expertise is in the development, production and marketing of innovative endoscopic surgical devices for the treatment of Gastroesophageal Reflux Disease, or GERD, a common ailment which is predominantly treated by medical therapy (e.g., proton pump inhibitors) or in more chronic cases, conventional open or laparoscopic surgery. Our U.S. Food and Drug Administration, or FDA, cleared and CE-marked product, known as the MUSE™  System, enables a trans-orifice procedure, or scarless procedure through a natural opening in the body, that requires no incision for the treatment of GERD by reconstruction of the esophageal valve where the stomach and the esophagus meet.  We believe this procedure offers a safe, effective and economical alternative to the current surgical methods of GERD treatment.  In addition, this trans-orifice approach has the ability to provide results which are equivalent to those of standard surgical procedures while reducing pain and trauma, minimizing hospital stays, and delivering economic value to hospitals and payors.

 The key elements of the MUSE™ system include a single-use, flexible stapler (also called an Endostapler) containing several sophisticated innovative technologies such as a surgical stapler, miniature camera and ultrasound sensor, as well as a control console, offering a video image transmitted from the tip of the Endostapler.

 In addition to the MUSE™ system for the treatment of GERD, we are engaged in the development of other minimally invasive endosurgical tools, as well as miniaturized imaging equipment for use in medical procedures as well as various industrial applications.

Prevalence of GERD

GERD is a prevalent worldwide disorder, with over 20% of adults experiencing at least weekly GERD symptoms. Between July 2013 and June 2014, Nexium (a proton pump inhibitor prescribed for the alleviation of GERD symptoms) was the third best-selling drug in the United States, with sales of over $6.3 billion and the third highest prescribed drug. This figure does not include sales of other brands of proton pump inhibitors. Studies have estimated the prevalence of GERD in the United States as between 10-20% in varying severities.

 After being swallowed, food descends through the esophagus to the stomach, which contains acids and enzymes intended to digest and break down food. GERD is caused by the defective operation of the lower esophageal sphincter (LES), a valve which controls the flow of ingested food from the esophagus into the stomach. While eating, and between eating periods, a properly operating LES prevents stomach contents from entering the esophagus. Among GERD sufferers, the valve opens spontaneously or is unable to close properly. This results in acidic stomach contents rising into the esophagus, causing irritation, acid reflux and heartburn, as well as other potentially dangerous conditions.

 Beyond painful symptoms, GERD may also increase sufferers’ susceptibility to cancer. Whereas the stomach is lined by the “gastric mucosal barrier” which allows acidic material to be contained harmlessly, the surface of the esophagus consists of flat, thin cells called squamous cells, which are not resistant to acid. Repeated episodes of acid reflux can cause inflammation of the esophagus, a condition called esophagitis. The flat cells lining the esophagus can also undergo genetic changes due to exposure to acid, causing these cells to resemble those found in the stomach lining, a condition known as Barrett’s Esophagus. Studies have shown that people exhibiting Barrett’s Esophagus have a higher risk of developing cancer of the esophagus. Studies have also shown, that compared to patients not exhibiting GERD symptoms, patients exhibiting weekly symptoms of GERD have a five times higher probability for developing esophageal cancer while patients exhibiting daily symptoms of GERD have a seven times higher probability for developing esophageal cancer.

Treatment of GERD

Mild GERD may be defined as intermittent reflux symptoms that can be managed with lifestyle changes or over-the-counter medications. Moderate to severe GERD represents more chronic symptoms that may require stronger drugs, long term medication or surgical intervention.

Drug treatment - Proton pump inhibitors (PPI)

 For moderate to severe GERD, physicians usually prescribe proton pump inhibiting drugs (PPI).  This class of drugs reduces acid production by the stomach, and thereby relieves the patients of their symptoms.  Drugs of this class are among the most commonly prescribed medications in the world. There are several brands on the market, best known are Prilosec (omeprazole), Prevacid (lansoprazole) and Nexium (esomeprazole).  Certain PPI drugs are available over the counter in the United States and in other countries, but the over the counter dosage is inadequate to control GERD symptoms, except in mild cases.

While PPI drugs effectively reduce the severity and frequency of GERD symptoms, they have a number of drawbacks:

a) In 30-40% of patients, symptom control is incomplete;

b) The drugs do not treat the disease, they only control its manifestations, and therefore such drugs must be taken for life at a dosage which requires prescription. Accumulated costs are substantial; and

c) Long term use is associated with a number of serious adverse effects. In particular, they increase the risk of osteoporosis and fractures of the hip, wrist and spine. The FDA had recently issued a warning on this effect as well as warnings against other untoward effects on absorption of other essential minerals, which may lead to seizures, irregular heartbeat, diarrhea and increased flatulence.

Interventional treatment

The most common operation for GERD is called Nissen fundoplication, a surgical procedure which prevents reflux by wrapping the upper part of the stomach around the lower esophagus and securing the wrap with sutures.  Due to the presence of the wrap, increasing pressure in the stomach compresses the portion of the esophagus which is wrapped by the stomach, and prevents acidic gastric juice from flowing up into the esophagus. Today, the operation is usually performed laparoscopically: instead of a single large incision into the chest or abdomen, four or five smaller incisions are made in the abdomen, and the operator uses a number of specially designed tools to operate under video control.

The operation does not completely eliminate the use of PPI, and up to 60% still use some in long term follow up.  Nevertheless, the dose is usually lower – in the over the counter range - and the response rate is excellent. Since the majority of patients referred to surgeons are incomplete responders, or require a high dose of PPI, the patients are generally satisfied with the operation, and the overall cost of treatment is lower in the long run.

In spite of the excellent clinical outcome of surgery, relatively few patients undergo surgery.  We estimate that large numbers of patients who are candidates for operative treatment are either not referred by their treating physician or decline it. We believe that many patients decline to undergo operations to avoid even minute scars or violation of the abdominal cavity.

Given the current environment in which the vast majority of GERD sufferers in North America and Europe must choose between long-term pharmaceutical therapy and surgery, leading to what is known in our industry as the “treatment gap”, there is a demand for a minimally-invasive, incision-less procedure which treats the root cause of the disease. We believe that the MUSE™ system is positioned to fill this need.

Our system achieves the general physiological result of Nissen fundoplication, by inserting the MUSE™  endostapler through the mouth and the esophagus, and stapling the top of the stomach to the side of the esophagus. The endostapler contains a miniature video camera and stapling system. Staples have long been used in surgical procedures in place of sutures, and we believe that they are at least as reliable and potentially more durable.  Our endostapler uses standard surgical staples.

The market for medical devices, for which our products are designated, and particularly the market for endoscopy treatments, is very broad, with an increasing demand for new alternatives to the currently existing surgical procedures for the treatment of various diseases. Despite the many impressive medical developments in recent decades, there are still many diseases which are not satisfactorily addressed by currently existing treatments. Most currently available medical solutions may be insufficient to address such diseases since the existing treatments may involve risks and harm to the human body, may cause pain and undesirable side effects, may be very expensive or may require long recovery periods, among other reasons. The increasing need for minimally invasive and incision-less treatments, such as endoscopy-based procedures, are also augmented by the increase in the average age of the population, alongside a corresponding rise in the number of patients, and particularly patients with poor physical conditions who may face difficulties undergoing invasive medical procedures.

Endoscopy is a minimally invasive method of performing investigative, diagnostic and therapeutic medical procedures, employing an endoscope, which allows real-time visual observation of the patient’s internal organs during the procedure. Endoscopic procedures are most commonly performed through natural orifices, including via the throat, to avoid incisions. Because of the accessibility of the digestive tract through the throat, the endoscopy field is largely focused on disorders of the esophagus, stomach and beginning of the small intestine (duodenum).

Endoscopes are commonly composed of a flexible tube with a camera installed at its tip. Endoscopes often include “working channels” through which catheters or other endoscopic tools or devices may be inserted directly into the patient’s digestive system.

 Single-use surgical devices have become more popular during the last two decades as a means of minimizing patient cross-contamination and eliminating high sterilization costs, and also with any eye to mitigating losses relating to damaged equipment. Single-use devices can be packaged and shipped to medical centers completely sterile.

The primary advantage of endoscopy is the elimination of incisions to the patient’s body during a medical procedure. We believe that this is safer, prevents most post-operative pain and facilitates faster recuperation. Patient perception or preference is important as well. The perception of endoscopy procedures as being safer, and less painful than, corresponding surgical procedures may have the effect of minimizing patient fears.

Endoscopic procedures generally involve less recovery time and patient discomfort than conventional open or laparoscopic surgery. The significant patient benefits and cost savings associated with endoscopy have caused many governmental reimbursement programs and private health insurance plans to encourage the use of endoscopic procedures in a number of medical applications.

Our Solution

The MUSE ™ system

Our primary product, the MUSE™ (Medigus Ultrasonic Surgical Endostapler) system for transoral fundoplication, is an innovative device for the incisionless treatment of GERD, which is based on our proprietary platform technology and know-how. While at present substantially all of the Company’s revenue is derived from the miniature video camera and equipment related to our MUSE™, the Company’s strategy is focused on the development and promotion of its MUSE™ System, which we therefore refer to as our ‘primary product’.

 Transoral means the procedure is performed through the mouth, rather than through incisions in the abdomen. The MUSE™ system for transoral fundoplication was previously known as the SRS™ Endoscopic Stapling System. The MUSE™ system is used to perform a procedure as an alternative to a surgical procedure known as “anterior fundoplication” in which the gastric fundus (upper part of the stomach) is wrapped around the lower esophagus, and stapled in place. Fundoplication is now primarily performed by conventional open or laparoscopic surgery.  The MUSE™ system offers an endoscopic, incisionless alternative. A single surgeon or gastroenterologist can perform the MUSE™ procedure, unlike in Nissen fundoplication which requires incisions and a hospital stay of several days after the procedure.

Our MUSE™ system consists of three main components – the MUSE™ controller console, the MUSE™ and several accessories (including an overtube, irrigation bottle, tubing supplies and staple cartridges). The endostapler incorporates a video camera, a surgical stapler and an ultrasonic sight, which is used to measure the distance between the anvil and the cartridge of the stapler, and to ensure their proper alignment. The device also contains an alignment pin, which is used for initial positioning of the anvil against the cartridge, and two anvil screws, which are used to reduce the thickness of the tissue that needs to be stapled to the right value and to fix the position of the anvil and the stapler during stapling. In addition, the system allows the operator to staple the fundus of the stomach to the esophagus, in two or more locations, around the circumference, thereby creating an “anterior partial fundoplication”, without any incisions or violation of the peritoneal or pleural cavity. Anterior means near the front, and fundoplication means folding of the fundus (the upper part of the stomach). In a Nissen fundoplication, the top part of the stomach is wrapped 360 degrees around the esophagus. However, an anterior partial fundoplication (also known as Thal-Dor fundoplication) is a procedure in which the wrap is limited to the half of the stomach facing the front of the patient.

The specific clearance by the FDA, or ‘Indications for Use’, of the MUSE™ System is “for endoscopic placement of surgical staples in the soft tissue of the esophagus and stomach in order to create anterior partial fundoplication for treatment of symptomatic chronic Gastro-Esophageal Reflux Disease in patients who require and respond to pharmacological therapy.  As such, the FDA clearance covers the use by an operator of the MUSE™ endoscopic stapler to staple the fundus of the stomach to the esophagus, in two or more locations, around the circumference, thereby creating an anterior partial fundoplication as described in the above paragraph.  In addition, in the pivotal study that we presented to the FDA in order to gain FDA clearance, only patients who were currently taking GERD medications (i.e. pharmacological therapy) were allowed to participate in the study.  All patients had to have a significant decrease in their GERD symptoms when they were taking medication compared to when they were off the medication.  As such, the FDA clearance included the indication that MUSE™ is intended for patients who require and respond to pharmacological therapy. The MUSE™ System indication does not restrict its use with respect to GERD severity from a regulatory point of view.  However, clinicians typically only consider interventional treatment options for moderate to severe GERD.  Therefore, it is reasonable to expect the MUSE™ System would be primarily used to treat moderate and severe GERD in practice. The system has received 510(k) marketing clearance from the FDA in the United States, as well as a CE mark in Europe and a license from Health Canada. It is also cleared for use in Turkey and in Israel.

Multi-center clinical study and 510(k) marketing clearance

The original FDA submission for the MUSE™ included short-term (6 month) results from a multi-center clinical trial. The trial was conducted in support of the 510(k) marketing clearance submission for the system and pursuant to an FDA-issued Investigational Device Exemption (IDE).

Enrollment was completed in November 2010. A total of 72 patients were enrolled and 69 were treated with the MUSE ™ system during the study. A manuscript detailing the results of this study was published in Surgical Endoscopy and is currently available online and was published in the hardcopy of the journal in the January 2015 issue.

The primary objective of the study was to assess the safety and efficacy of the  system in the treatment of subjects with GERD. The primary efficacy endpoint was at least a 50% improvement in the GERD-HRQL (Health Related Quality of Life) scores in 53% of the subjects. HRQL is the standard assessment of how an individual’s well-being may be affected over time by a disease. Secondary efficacy assessments included PPI intake, esophageal acid exposure during a 24-hour period and anatomical changes. The follow-up period was set at six months following each procedure.

The primary endpoint was met in that 73% of subjects exhibited at least a 50% reduction in HRQL at six months. In addition, 85% of subjects reduced their PPI intake by at least 50%, with 65% of subjects eliminating PPI use completely at six months.

FDA marketing clearance was granted in May 2012 for the MUSE ™ system following the original FDA submission. Subsequent improvements to the system included improvements to the camera, illumination and alignment mechanisms, the addition of an electronic stapling motor, and condensing two control consoles into a single unit. FDA clearance for the modified system was obtained in March 2014.  The modified MUSE ™ system has also obtained a CE mark in Europe and a license from Health Canada and was approved in Turkey and Israel.

In May 2013, we received five years of follow-up results for a precursor IRB (Institutional Review Board) approved pilot study of the system conducted in 2007 at Deenanath Mangeshkar Hospital and Research Center in the city of Pune, India. The results of this follow-up study were published in the peer review journal Surgical Endoscopy in March 2015. As noted in the journal article, the five-year results are similar to the results obtained from subjects who received-laparoscopic procedures for GERD in the same period. Each year, eleven of the thirteen patients were reached (although not always the same eleven).  All thirteen patients had at least a four year follow-up. Throughout the follow up period, GERD-HRQL scores were normal in all but one patient. All patients indicated that they would agree to do the procedure again. Out of the initial thirteen patients, seven (54%) had eliminated PPI and another three (23%) reduced PPI use by 50% or more. It should be emphasized that for this trial patients were selected with GERD severity at a higher than average level (moderate to severe), a fact which may indicate an even greater outcome of the effect of the system in an average GERD level patient population.

Our Other Products

Miniature Video Cameras

By definition all endoscopes must include vision apparatus to facilitate the operator’s view of the internal organs of the patient. In the past, fiber optics was utilized for this purpose, and have been gradually replaced with electronic video systems offering higher resolution and higher-quality images. We have developed several models of miniaturized digital video cameras and video processing equipment, for use in medical endoscopy products as well as industrial uses. Our cameras range between 3.45mm to 0.99mm in diameter, and are based on either multi-use CCD (Charge Coupled Device) or less expensive single-use CMOS image sensors.

Our miniature cameras are intended for use in medical applications in which it has not yet been feasible to use miniature video cameras, and may be integrated into devices developed by the company, or by third parties who source the camera from us. We expect that the growing demand for single-use medical devices will increase demand for the CMOS cameras in particular, in fields such as gastroenterology, orthopedics, gynecology, ENT, urology, cardio-vascular, and other fields in which diagnostic and surgical procedures may be performed endoscopically. Small-diameter video cameras permit not only smaller camera-based endoscopes which are able to penetrate previously inaccessible organs or visualize them in improved image quality, but also allows for the addition of working channels and other features in the valuable space freed by the reduction in camera size.

 Our most advanced camera is a prototype CMOS-based camera measuring only 0.99mm in diameter transmitting 45,000 pixels in HDMI format, which we believe to be the smallest video camera ever produced. This camera is based on “through-silicon-via” technology whereby the electronics pass vertically through the sensor, permitting smaller diameter devices. This prototype camera will not be commercially available in the foreseeable future.

Other products

 We have utilized the MUSE™ system technological platform for the development of prototypes for other endoscopy and direct vision products, including a device aiding colonoscopy, a device used in dental surgery and others. To date, we have not yet applied for regulatory approvals for these devices, nor have we entered into agreements for the commercialization of these devices.

Our strategy

Our primary goal is to generate recurring revenues by driving sales of our MUSE™ system and establishing it as the standard-of-care procedure and device for the treatment of moderate to severe GERD. We believe that we can achieve this goal by continuing to accumulate clinical data and promote reimbursement for the procedure in the principal markets of North America, Europe and Asia. Our strategy includes the following key elements:

 Driving MUSE ™ sales. We intend to continue to focus on commercializing MUSE™ system by expanding our sales and marketing infrastructure in the United States and Europe, as well as our global distribution footprint.  We anticipate that increases in the use of the MUSE™ system in medical centers in a given country has the secondary effect for raising awareness of the MUSE™ system and accelerating subsequent sales.

 Collaborating and co-developing with established companies. We seek to initiate co-development or licensing collaborations with leading companies which have existing marketing channels or significant marketing power, while we provide the technology necessary to produce a device that requires miniaturized video cameras. We are working to engage in agreements which would promote less invasive or minimally invasive procedures by leveraging our camera platform.

Out-licensing products. We may consider plans to issue a license for various endoscopic systems which are based on owned and patent-protected technology which has been developed by us. We continue to work to engage in agreements with companies which produce and market medical devices, to include the production of systems for the foregoing companies which will be integrated by them in the endoscopic systems which they produce or that we will develop or produce for them.

Developing additional products. Additionally, we intend to develop other products which will be based on the technology which we have developed to date, including our imaging products and the MUSE™ system, or based on technology which we may develop in the future.

Corporate Information

Our registered office and principal place of business are located at Omer Industrial Park, No. 7A, P.O. Box  3030, Omer 8496500, Israel and our telephone number in Israel is + 972 72 260 2200. Our website address is http://www.medigus.com. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Medigus USA LLC. The address of Medigus USA LLC is 140 Town & Country Dr., Suite C, Danville, CA 94526, USA.

THE OFFERING

Securities offered by us in the offering	1,280,000 ADSs representing 6,400,000 ordinary shares.

Total ordinary shares outstanding immediately after this offering	38,447,034 ordinary shares.

The ADSs
Each ADS represents five ordinary shares. The ADSs will be evidenced by American Depositary Receipts, or ADRs, executed and delivered by The Bank of New York Mellon, as Depositary.

The Depositary, as depositary, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Deposit Agreement, among us, The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder, or the Deposit Agreement, a form of which has been filed as Exhibit 1 to the Registration Statement on Form F-6 filed by The Bank of New York Mellon with the Securities and Exchange Commission on May 7, 2015.

Subject to compliance with the relevant requirements set out in the Prospectus, you may turn in your ADSs to the Depositary in exchange for ordinary shares underlying your ADSs.

The Depositary will charge you fees for such exchanges pursuant to the Deposit Agreement.

You should carefully read the “Description of our American Depositary Shares” section of the accompanying prospectus and the Deposit Agreement to better understand the terms of the ADSs.

Offering Price	The offering price is $1.15 per ADS.

Use of proceeds
We currently intend to use the net proceeds from the sale of our ADSs for general corporate purposes, including research and development related purposes and for potential acquisitions. See “Use of Proceeds” for additional information.

Listing	Our ADSs are listed on NASDAQ under the symbol “MDGS” and our ordinary shares currently trade on the TASE in Israel under the symbol “MDGS”.

Risk factors
Before deciding to invest in our ADSs, you should carefully consider the risks related to our business, the offering and our securities, and our location in Israel. See “Risk Factors” on page S-9 of this prospectus supplement and those factors referred to in “Item 3. Key Information – D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2015.

Dividend Policy
We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy” on page S-34 of this prospectus supplement.

Depositary	The Bank of New York Mellon.

The number of ordinary shares to be outstanding immediately after the offering as shown above is based on 32,047,034 ordinary shares outstanding as of September 7, 2016. This number does not include, as of such date (i) 1,773,500 ordinary shares issuable upon the exercise of outstanding options to purchase 1,773,500 ordinary shares at a weighted average exercise price of NIS 4.51 per share or $1.20 per share (based on the exchange rate reported by the Bank of Israel on such date), equivalent to 354,700 ADSs at a weighted average exercise price of $5.99 per ADS, (ii) 8,661,791 ordinary shares issuable upon the exercise of outstanding warrants to purchase 8,661,791 ordinary shares at a weighted average exercise price of NIS 6.79 per share or $1.80 per share (based on the exchange rate reported by the Bank of Israel on such date), equivalent to 1,732,358 ADSs at a weighted average exercise price of $9.01 per ADS and (iii) 197,750 ordinary shares issuable upon the exercise of warrants to purchase 39,550 ADSs at an exercise price of $1.15 per ADS, to be granted to the co-placement agents in connection with the offering.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding securities.

SUMMARY FINANCIAL DATA

We derived the summary financial statement data for the years ended December 31, 2013, 2014 and 2015 set forth below from our audited financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. We derived the summary financial statement data for the six months ended June 30, 2015 and 2016 from our unaudited condensed interim financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. Our results for interim periods are not necessarily indicative of the results that may be expected for the entire year. You should read the information presented below together with our financial statements, the notes to those statements and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,			Six Months ended June 30,
	2013	2014	2015	2015	2016
				(unaudited)
	(U.S. Dollars, in thousands, except per share and weighted average shares data)
Consolidated Statements of Loss and Other Comprehensive Loss
Revenues	$691	$744	$624	$160	$360
Cost of revenues	311	351	277	57	121
Gross profit	380	393	347	103	239
Operating Expenses
Research and development expenses	2,275	4,025	4,384	2,011	2,313
Selling and marketing expenses	900	2,341	2,680	1,227	1,496
Administrative and general expenses	1,908	2,280	2,842	1,196	2,023
Other income, net	181	269	3	3	-
Total operating expenses	5,264	8,377	9,903	4,431	5,832
Operating loss	(4,522)	(7,984)	(9,556)	(4,328)	(5,593)
Profit (loss) from changes in fair value of warrants issued to investors	3,228	980	106	(195)	9
Financing income (expenses), net	(111)	650	(14)	(154)	78
Loss before taxes on income	(1,405)	(6,354)	(9,464)	(4,677)	(5,506)
Taxes on income	(23)	(4)	(68)	(24)	(24)
Loss for the period	$(1,428)	$(6,358)	$(9,532)	$(4,701)	$(5,530)
Other comprehensive income (loss) for the period, net of tax	408	(1,573)	(211)	251	-
Total comprehensive loss for the period	$(1,028)	$(7,931)	$(9,743)	$(4,450)	$(5,530)
Basic and diluted loss per share	$(0.08)	$(0.41)	$(0.34)	$(0.18)	$(0.17)
Weighted average of ordinary shares (in thousands)	13,020	19,500	28,415	24,995	32,047

RISK FACTORS

You should carefully consider the risks described below and in our annual report on Form 20-F for the year ended December 31, 2015, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below and incorporated by reference in this prospectus supplement are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below or incorporated by reference in this prospectus supplement, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Business

We will need additional funding.  If we are unable to raise capital, we will be forced to delay, reduce or eliminate some or all of our research, development and commercialization operations.

As of the date of this prospectus supplement the Company has a total cash balance of approximately $3.08 million. Based on our projected cash flows and our cash balances as of the date of this prospectus supplement, the Company’s management is of the opinion that without further fund raising it will not have sufficient resources to enable the Company to continue advancing its activities including the development, manufacturing and marketing of its products for a period of at least 12 months from the date of this prospectus supplement. As a result, there are substantial doubts about our ability to continue as a going concern.

If we are unable to obtain additional sufficient financing, we will be forced to reduce the scope of, or delay or eliminate, some or all of our current and planned research, development and commercialization operations. We will also have to reduce marketing, customer service or other resources devoted to our products. Any of these factors will materially harm our business and results of operations.

Management’s plans include the continued commercialization of our products, taking cost reduction steps and securing sufficient financing through the sale of additional equity securities, debt or capital inflows from strategic partnerships. There are no assurances however, that we will be successful in obtaining the level of financing needed for our operations.

Even if we are able to continue to finance our business, the sale of additional equity or debt securities could result in dilution to our current shareholders and could require us to grant a security interest in our assets. If we raise additional funds through the issuance of debt securities, these securities may have rights senior to those of our ordinary shares and could contain covenants that could restrict our operations. In addition, we may require additional capital beyond our currently forecasted amounts to achieve profitability. Any such required additional capital may not be available on reasonable terms, or at all.

We have a history of operating losses and expect to incur additional losses in the future.

We have sustained losses in recent years, including an operating net loss of $9.6 million and $5.6 million for the year ended December 31, 2015 and the six months ended June 30, 2016, respectively. We anticipate that we are likely to continue to incur significant net losses for at least the next several years as we continue the development of the MUSE™ system and potentially other products, expand our sales and marketing capabilities in the endoscopy-based products market, continue our commercialization of our MUSE™ system, expand its adoption and clinical implementation, and continue to develop the corporate infrastructure required to sell and market our products. Our losses have had, and will continue to have, an adverse effect on our shareholders’ equity and working capital. Any failure to achieve and maintain profitability would continue to have an adverse effect on our shareholders’ equity and working capital and could result in a decline in our share price or cause us to cease operations.

The future success of our business depends on our ability to continue to develop and obtain regulatory clearances or approvals for innovative and commercially successful products in our field, which we may be unable to do in a timely manner, or at all. Our success and ability to generate revenue or be profitable also depends on our ability to establish our sales and marketing force, generate product sales and control costs, all of which we may be unable to do.

Insufficient coverage or reimbursement from medical insurers to users of our products could harm our ability to market and commercialize our current and future products.

Our ability to successfully commercialize our products, mainly the MUSE™ system, depends significantly on the availability of coverage and reimbursement for endoscopic procedures from third-party insurers, including governmental programs, as well as private insurance and private health plans. Reimbursement is a significant factor considered by hospitals, medical facilities and practitioners in determining whether to acquire and utilize new capital equipment or to implement new procedures such as our technology. We have a CPT category 1 code for the procedure since January 1, 2016.

We depend on the success of a limited portfolio of products for our revenue, which could impair our ability to achieve profitability.

Though we have plans for the development of additional natural orifice surgical products based on our technology including miniature cameras, flexible stapling and ultrasound, and although we currently derive most of our revenue from the sale of miniature cameras and related imaging equipment, we plan to derive most of our future revenue from product sales of our imaging equipment and our flagship MUSE ™ system and its future applications, as well as recurring sales of associated products required to use the MUSE ™ system. Our future growth and success is dependent on the successful commercialization of the MUSE ™ system.  If we are unable to achieve increased commercial acceptance of the MUSE ™ system, obtain regulatory clearances or approvals for future products, or experience a decrease in the utilization of our product line or procedure volume, our revenue would be adversely affected.

We may encounter manufacturing issues during the assembly process of our flagship product.

Due to the characteristics of the technologies on which the main parts of the MUSE™ system are manufactured, which include plastic and metal injection, sheet metals, laser welding and rubber vulcanization, using production tools such as molds, templates and jigs, in the event that parts are found which are inaccurate and/or which have been rendered defective and/or which have failed preliminary tests, we will be forced to repair the manufacturing tools and re-manufacture and/or re-order the parts, a process which will delay the production timetable. Furthermore, in the event that certain parts are not suitable, due to a situation whereby the manufacturing tools have not produced the part in the appropriate manner, it may be necessary to redesign and re-manufacture the manufacturing tool and to manufacture the parts rapidly and at additional cost.

Furthermore, if we are unable to satisfy commercial demand for our MUSE™ system due to our inability to assemble, test and deliver the system in compliance with applicable regulations, our business and financial results, including our ability to generate revenue, would be impaired, market acceptance of our products could be materially adversely affected and customers may instead purchase or use competing products.

We may encounter failure in the operation of our products, which may adversely harm patients operated by using our products.

Users of our products may encounter failures in mechanical components, which could result in difficulties in operation, or opening or releasing the products, leading to the need for surgical procedures to correct the mechanical failure, in which case, a patients’ medical condition may worsen.

Additionally, in the event that users of our products do not follow the instructions for use and/or the available product training or instructions (which appear on the screen during the performance of the procedure) the foregoing may cause injury and in certain cases, could even cause death. A result of this kind could reduce the rate of progress of, or even prevent, the marketing for the MUSE ™ product and our other products.

Furthermore, users of our products may encounter failure in electronic components of our products used in the system software, which could lead to incorrect interpretation by the users or to failure in the operation of the endoscope, and to injury to the patient’s critical internal organs.

We have only limited clinical data to support the value of the MUSE ™ system, as well as our other products, which may make patients, physicians and hospitals reluctant to accept or purchase our products.

Physicians, hospitals and patients will only accept or purchase our products if they believe them to be safe and effective, with advantages over competing products or procedures. To date, we have collected only limited clinical data with which to assess our products’ (mainly the MUSE™ system) clinical and economic value. The collection of clinical and economic data and the process of generating peer review publications in support of our product and procedure is an ongoing focus for us.

If future publications of clinical studies indicate that medical procedures using the MUSE™ system are less safe or less effective than competing products or procedures, patients may choose not to undergo our procedure, and physicians or hospitals may choose not to purchase or use our system. Furthermore, unsatisfactory patient outcomes or patient injury could cause negative publicity for our products, particularly in the early phases of product introduction.

Current economic conditions could delay or prevent our customers from obtaining budgetary approval to purchase a MUSE™ system or other products, which would adversely affect our business, financial condition and results of operations.

As a result of the concerns relating to the current economic situation or related to ongoing healthcare reimbursement changes, customers and distributors may be delayed in obtaining, or may not be able to obtain, budgetary approval or financing for their purchases or leases of medical equipment including our products. These delays may in some instances lead to our customers or distributors postponing the shipment and use of previously ordered systems and products, cancelling their orders, or cancelling their agreements with us. An increase in delays and order cancellations of this nature could adversely affect our products sales and revenues and, therefore, harm our business and results of operations.

In addition, the continued negative worldwide economic conditions and market instability makes it increasingly difficult for us, our customers, our distributors and our suppliers to accurately forecast future product demand trends, which could cause us to order or produce excess products that can increase our inventory carrying costs and result in obsolete inventory. Alternatively, this forecasting difficulty could cause a shortage of products, or materials used in our products, that could result in an inability to satisfy demand for our products and a resulting material loss of potential revenue.

Our reliance on third-party suppliers for most of the components of our products could harm our ability to meet demand for our products in a timely and cost effective manner.

Though we attempt to ensure the availability of more than one supplier for each important component in our products, the number of suppliers engaged in the provision of miniature sensors which are suitable for our Complementary Metal Oxide Semiconductor (CMOS) technology products is very limited, and therefore in some cases we engage with a single supplier, which may result in dependency on such supplier. This is the case regarding sensors for the CMOS type technology that is produced by a single supplier in the United States. As we do not have a contract in place with either of these suppliers, there is no contractual commitment on the part of either supplier for any set quantity of such sensors. The loss of our sole supplier in providing us with miniature sensors for our CMOS technology products, and our inability or delay in finding a suitable replacement supplier, could significantly affect our business, financial condition, results of operations and reputation.

Modifications to our current regulator-cleared products or the introduction of new products may require new regulatory clearances or approvals or require us to recall or cease marketing our current products until clearances or approvals are obtained.

 Our MUSE™ system has received marketing clearance from the FDA based on 510(k) applications, bears the CE Mark (a mark assigned to a product certifying its fulfillment of the Medical Devices Directive of the European Union), as required in order to market the system in European Union countries and has obtained the necessary license to market the product in Canada, Turkey and Israel.

Modifications to our products may require new regulatory approvals or clearances or require us to recall or cease marketing the modified products until these clearances or approvals are obtained. Any modification to one of our cleared devices that would constitute a major change in its intended use, or any change that could significantly affect the safety or effectiveness of the device would require us to obtain a new 510(k) marketing clearance and may even, in some circumstances, require the submission of a premarket approval, or PMA, track application if the change raises complex or novel scientific issues or the product has a new intended use. The FDA requires every manufacturer to make the determination regarding the need for a new 510(k) submission in the first instance, but the FDA may review any manufacturer’s decision. We may make modifications in the future to the MUSE™ system without seeking additional clearances or approvals if we believe such clearances or approvals are not necessary. However, it is possible that the FDA could change existing policy and practices regarding the assessment of whether a new 510(k) clearance is required for changes or modifications to existing devices. Under these changed circumstances, the FDA may disagree with our past or future decisions not to seek a new 510(k) for changes or modifications to existing devices and require new clearances or approvals. In that case, we may be required to recall and stop marketing our products as modified, which could require us to redesign our products, conduct clinical trials to support any modifications, and pay significant regulatory fines or penalties. In addition, the FDA may not approve or clear our products for the indications that are necessary or desirable for successful commercialization or could require additional clinical trials to support any modifications.

Significant changes that could be reasonably expected to affect the safety or effectiveness of one of our devices may require us to obtain a license amendment or possibly a new license from Health Canada, Turkey, or Israel. In addition, Medigus started the process for receiving a regulatory clearance in China by the CFDA, which could be significantly affected by such changes. Substantial changes to the quality system or changes to the CE marked device which could affect compliance with the essential requirements of the device or its intended use must be reported to the Notified Body (an independent and neutral institution appointed to conduct conformity assessment).  This may result in a decision that an existing certificate is valid, an addendum to the certificate is needed or a new certificate must be obtained.  Any failure to maintain our existing clearances or approvals, or delay or failure in obtaining required clearances or approvals would adversely affect our ability to introduce new or enhanced products in a timely manner, which in turn would harm our future growth. Any of these actions would harm our operating results. Further, we may also be required to seek regulatory clearance in additional countries as we expand our marketing efforts.

Moreover, clearances and approvals by the applicable regulator are subject to continual review, and the later discovery of previously unknown problems can result in product labeling restrictions or withdrawal of the product from the market. The loss of previously received approvals or clearances, or the failure to comply with existing or future regulatory requirements could reduce our sales, profitability and future growth prospects.

We are currently required by the FDA to refrain from using certain terms to label and market our products, which could harm our ability to market and commercialize our current or future products.

The FDA’s 510(k) clearances include a specification of a product’s indication for use, and also authorize specific labeling and marketing claims and language in promotional materials for the U.S. market.  Failure to conform with the specific cleared labeling of our products or corporate promotional material would be considered mislabeling or off-label promotion which might lead to:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
•	customer notifications, refunds, detention or seizure of our products;
•	refusing or delaying requests for 510(k) marketing clearance or PMA approvals of new products or modified products;
•	withdrawing 510(k) marketing clearances or PMA approvals that have already been granted;
•	refusing to provide Certificates for Foreign Government;
•	refusing to grant export approval for our products; or
•	pursuing criminal prosecution.

Any of these sanctions could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We may also be required to bear other costs or take other actions that may have a negative impact on our future sales and financial condition.

 We face possible competition from the pharmaceutical sector, which could harm our ability to market and commercialize our current and future products.

 The development of more powerful drug treatments to assist in the suppression of GERD, or other medical problems which compete with our products, may reduce the size of our target markets and may reduce the need for the use of our systems and products, either available now, or which will be developed in the future, thus adversely affecting our ability to market and commercialize our current and future products.  While we are unaware of any current pharmaceutical product that could directly compete with the MUSE™ system at this time, there may be new pharmaceutical entrants in the future.

There can be no assurance that we will be able to compete successfully against current or future competitors or that competition will not have a material adverse effect on our future revenues and, consequently, on our business, operating results and financial condition.

We face competition from medical device companies that develop and market similar relatedproducts and systems, or may launch products in the future, as well as new techniques and devices for treatments performed by our products.

Several medical device companies have commercial products which compete with the MUSE™ system for the treatment of GERD using an endoscopic method. While we believe that the MUSE™ system has several advantages over competing devices, such as the requirement of one operator, inclusion of visualization and ultrasound apparatuses, use of standard titanium staples, and reduced risk of harm to adjacent organs, there can be no assurance that we will be able to compete successfully against current or future competitors or that competition will not have a material adverse effect on our future revenues and, consequently, on our business, operating results and financial condition.

Reporting requirements on payments to physicians in the United States may deter doctors from providing advice to the Company.

The implementation of the reporting and disclosure obligations of the Physician Payment Sunshine Act, which is part of the Affordable Care Act of 2010, or the Sunshine Act, could adversely affect our business.

The Sunshine Act has imposed new reporting and disclosure requirements for drug and device manufacturers with regard to payments or other transfers of value made to certain practitioners (including physicians, dentists and teaching hospitals), and for such manufacturers and for group purchasing organizations with regard to certain ownership interests held by physicians in the reporting entity. On February 1, 2013, Centers for Medicare & Medicaid Services, or CMS, released the final rule to implement the Sunshine Act. Under this rule, data collection activities began on August 1, 2013, and first disclosure reports were due by March 31, 2014, for the period August 1, 2013, through December 31, 2013. As required under the Sunshine Act, CMS publishes information from these reports on a publicly available website, including amounts transferred and physician, dentist and teaching hospital identities.

The final rule implementing the Sunshine Act is complex, ambiguous, and broad in scope. Accordingly, we are required to collect and report detailed information regarding certain financial relationships we have with U.S. licensed physicians, dentists (if any) and teaching hospitals in the United States. It is difficult to predict how the new requirements may impact existing relationships among manufacturers, distributors, physicians, dentists and teaching hospitals. The Sunshine Act preempts similar state reporting laws, although we, or our subsidiaries, may be required to continue to report under certain of such state laws. While we expect to have substantially compliant programs and controls in place to comply with the Sunshine Act requirements, and we have completed our initial registration with CMS and our 2013 report with respect to Sunshine Act reporting, our continued compliance with the Sunshine Act imposes continuing additional costs on us.

Medical device development is costly and involves continual technological change which may render our current or future products obsolete.

Innovation is rapid and continuous in the medical device industry, and our competitors in the medical device industry make significant investments in research and development.  If new products or technologies emerge that provide the same or superior benefits as our products at equal or lower cost, they could render our products obsolete or unmarketable. We must anticipate changes in the marketplace and the direction of technological innovation and customer demands. In addition, we face increasing competition from well-financed medical device companies to develop new technologies and may face competition should we attempt to acquire new technologies, products and businesses. As a result, we cannot be certain that our products will be competitive with current or future products and technologies.

We may be subject to product liability claims, product actions, including product recalls, and other field or regulatory actions that could be expensive, divert management’s attention and harm our business.

Our business exposes us to potential liability risks, product actions and other field or regulatory actions that are inherent in the manufacturing, marketing and sale of medical device products. We may be held liable if our products cause injury or death or is found otherwise unsuitable or defective during usage. The MUSE™ system incorporates mechanical and electrical parts, complex computer software and other sophisticated components, any of which can contain errors or failures. Complex computer software is particularly vulnerable to errors and failures, especially when first introduced. In addition, new products or enhancements to our existing products may contain undetected errors or performance problems that, despite testing, are discovered only after installation.

If any of our products are defective, whether due to design or manufacturing defects, improper use of the product, or other reasons, we may voluntarily or involuntarily undertake an action to remove, repair, or replace the product at our expense. In some circumstances we will be required to notify regulatory authorities of an action pursuant to a product failure.

The medical device industry has historically been subject to extensive litigation over product liability claims. We anticipate that as part of our ordinary course of business we will be subject to product liability claims alleging defects in the design, manufacture or labeling of our products. A product liability claim, regardless of its merit or eventual outcome, could result in significant legal defense costs and high punitive damage payments. Although we maintain product liability insurance, the coverage may not be adequate to cover future claims. Additionally, we may be unable to maintain our existing product liability insurance in the future at satisfactory rates or adequate amounts.

Broad-based domestic and international government initiatives to reduce spending, particularly those related to healthcare costs, may reduce reimbursement rates for endoscopic procedures, which will reduce the cost-effectiveness of our products.

Healthcare reforms, changes in healthcare policies and changes to third-party coverage and reimbursements, including recently enacted legislation reforming the U.S. healthcare system, may affect demand for our products and may have a material adverse effect on our financial condition and results of operations.  There can be no assurance that current levels of reimbursement will not be decreased in the future, or that future legislation, regulation, or reimbursement policies of third-parties will not adversely affect the demand for our products or our ability to sell products on a profitable basis. The adoption of significant changes to the healthcare system in the United States, Europe or other jurisdictions in which we may market our products, could limit the prices we are able to charge for our products or the amounts of reimbursement available for our products, could limit the acceptance and availability of our products, reduce medical procedure volumes and increase operational and other costs.  This could materially adversely affect our business and results of operations.

We cannot predict whether future healthcare initiatives will be implemented at the federal or state level or internationally, or the effect that any future legislation or regulation will have on us. The expansion of government’s role in any country’s healthcare industry may result in decreased profits to us, lower reimbursements by third-parties for procedures in which our products are used, and reduced medical procedure volumes, all of which may adversely affect our business, financial condition and results of operations.

We depend on key employees, and if we fail to attract and retain employees with the expertise required for our business and provide for the succession of senior management, we cannot grow or achieve profitability.

We are dependent on the continued service and performance of members of our senior management and other key personnel, for example our Chief Executive Officer, Chris Rowland. We do not maintain key-man life insurance. Our future success will depend in part on our ability to retain our management and scientific teams, to identify, hire and retain additional qualified personnel with expertise in research and development and sales and marketing, and to effectively provide for the succession of senior management. Competition for qualified personnel in the medical device industry is intense. We may be unable to replace key persons if they leave or to fill new positions requiring key persons with appropriate experience.

The loss of key employees, the failure of any key employee to perform or our inability to attract and retain skilled employees, as needed, or an inability to effectively plan for and implement a succession plan for key employees could harm our business.

If we or our contractors or service providers fail to comply with regulatory laws and regulations, we or they could be subject to regulatory actions, which could affect our ability to develop, market and sell our products and any other or future products that we may develop and may harm our reputation.

If we or our manufacturers or other third-party contractors fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to regulatory actions, which could affect our ability to develop, market and sell our current products or any future products which we may develop in the future and could harm our reputation and lead to reduced demand for or non-acceptance of our proposed products by the market.

If our employees commit fraud or other misconduct, including noncompliance with regulatory standards and requirements and insider trading, our business may experience serious adverse consequences.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, to provide accurate information to the FDA, to comply with manufacturing standards we have established, to comply with federal and state health-care fraud and abuse laws and regulations, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation.

Our board of directors adopted a Code of Ethics in March 2016. However, it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

In addition, during the course of our operations, our directors, executives and employees may have access to material, nonpublic information regarding our business, our results of operations or potential transactions we are considering. If a director, executive or employee was to be investigated, or an action was to be brought against a director, executive or employee for insider trading, it could have a negative impact on our reputation and the market price of the ADSs. Such a claim, with or without merit, could also result in substantial expenditures of time and money, and divert attention of our management team from other tasks important to the success of our business.

Risks Related to Our Intellectual Property

If we are unable to secure and maintain patent or other intellectual property protection for the intellectual property used in our products, our ability to compete will be harmed.

Our commercial success depends, in part, on obtaining and maintaining patent and other intellectual property protection for the technologies used in our products. The patent positions of medical device companies, including ours, can be highly uncertain and involve complex and evolving legal and factual questions. Furthermore, we might in the future opt to license intellectual property from other parties. If we, or the other parties from whom we may license intellectual property, fail to obtain and maintain adequate patent or other intellectual property protection for intellectual property used in our products, or if any protection is reduced or eliminated, others could use the intellectual property use in our products, resulting in harm to our competitive business position. In addition, patent and other intellectual property protection may not provide us with a competitive advantage against competitors that devise ways of making competitive products without infringing any patents that we own or have rights to.

U.S. patents and patent applications may be subject to interference proceedings, and U.S. patents may be subject to re-examination proceedings in the U.S. Patent and Trademark Office. Foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent offices. Any of these proceedings could result in loss of the patent or denial of the patent application, or loss or reduction in the scope of one or more of the claims of the patent or patent application. Changes in either patent laws or in interpretations of patent laws may also diminish the value of our intellectual property or narrow the scope of our protection. Interference, re-examination and opposition proceedings may be costly and time consuming, and we, or the other parties from whom we might potentially license intellectual property, may be unsuccessful in defending against such proceedings. Thus, any patents that we own or might license may provide limited or no protection against competitors. In addition, our pending patent applications and those we may file in the future may have claims narrowed during prosecution or may not result in patents being issued. Even if any of our pending or future applications are issued, they may not provide us with adequate protection or any competitive advantages. Our ability to develop additional patentable technology is also uncertain.

Non-payment or delay in payment of patent fees or annuities, whether intentional or unintentional, may also result in the loss of patents or patent rights important to our business. Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to other parties. In addition, many countries limit the enforceability of patents against other parties, including government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States, particularly in the field of medical products and procedures.

If we are unable to prevent unauthorized use or disclosure of our proprietary trade secrets and unpatented know-how, our ability to compete will be harmed.

 Proprietary trade secrets, copyrights, trademarks and unpatented know-how are also very important to our business. We rely on a combination of trade secrets, copyrights, trademarks, confidentiality agreements and other contractual provisions and technical security measures to protect certain aspects of our technology, especially where we do not believe that patent protection is appropriate or obtainable. We require our office holders, employees, consultants and distributers of our products and most third parties (such as contractors or clinical collaborators) to execute confidentiality agreements in connection with their relationships with us. However, these measures may not be adequate to safeguard our proprietary intellectual property and conflicts may, nonetheless, arise regarding ownership of inventions. Such conflicts may lead to the loss or impairment of our intellectual property or to expensive litigation to defend our rights against competitors who may be better funded and have superior resources. Our office holders, employees, consultants and other advisors may unintentionally or willfully disclose our confidential information to competitors. In addition, confidentiality agreements may be unenforceable or may not provide an adequate remedy in the event of unauthorized disclosure. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. As a result, other parties may be able to use our proprietary technology or information, and our ability to compete in the market would be harmed.

We could become subject to patent and other intellectual property litigation that could be costly, result in the diversion of management’s attention, require us to pay damages and force us to discontinue selling our products.

Our industry is characterized by competing intellectual property and a substantial amount of litigation over patent and other intellectual property rights. Determining whether a product infringes a patent involves complex legal and factual issues, and the outcome of a patent litigation action is often uncertain. No assurance can be given that patents containing claims covering our products, parts of our products, technology or methods do not exist, have not been filed or could not be filed or issued. Furthermore, our competitors or other parties may assert that our products and the methods we employ in the use of our products are covered by U.S. or foreign patents held by them. In addition, because patent applications can take many years to issue and because publication schedules for pending applications vary by jurisdiction, there may be applications now pending of which we are unaware and which may result in issued patents which our current or future products infringe. Also, because the claims of published patent applications can change between publication and patent grant, there may be published patent applications that may ultimately issue with claims that we infringe. There could also be existing patents that one or more of our products or parts may infringe and of which we are unaware. As the number of competitors in the endoscopic procedure market grows, and as the number of patents issued in this area grows, the possibility of patent infringement claims against us increases.

Infringement actions and other intellectual property claims and proceedings brought against or by us, whether with or without merit, may cause us to incur substantial costs and could place a significant strain on our financial resources, divert the attention of management from our business and harm our reputation. Some of our competitors may be able to sustain the costs of complex patent or intellectual property litigation more effectively than we can because they have substantially greater resources.

We cannot be certain that we will successfully defend against allegations of infringement of patents and intellectual property rights of others. In the event that we become subject to a patent infringement or other intellectual property lawsuit and if the other party’s patents or other intellectual property were upheld as valid and enforceable and we were found to infringe the other party’s patents or violate the terms of a license to which we are a party, we could be required to pay damages. We could also be prevented from selling our products unless we could obtain a license to use technology or processes covered by such patents or will be able to redesign the product to avoid infringement. A license may not be available at all or on commercially reasonable terms or we may not be able to redesign our products to avoid infringement. Modification of our products or development of new products could require us to conduct clinical trials and to revise our filings with the applicable regulatory bodies, which would be time consuming and expensive. In these circumstances, we may be unable to sell our products at competitive prices or at all, our business and operating results could be harmed.

We are currently litigating a claim against EndoChoice, Inc., or EndoChoice, for its patent infringement. In response, EndoChoice filed a separate trademark and unfair competition action against us and our U.S. Subsidiary. In addition, EndoChoice commenced an opposition procedure with the Israeli Patent Office against us in connection with our trademark application in Israel. We believe we will fend off EndoChoice’s claims but we cannot provide any assurance we will be successful in doing so. Failure to fend off these claims may adversely affect our business in the Israeli or the U.S. market, as applicable. For more information see “Item 8. Financial Information - A. Consolidated Statements and Other Financial Information - Legal Proceedings” in our Annual Report on Form 20-F for the year ended December 31, 2015.

Risks Related to Regulatory Compliance

If we fail to comply with the extensive government regulations relating to our business, we may be subject to fines, injunctions and other penalties that could harm our business.

Our medical device products and operations are subject to extensive regulation by the FDA, pursuant to the Federal Food, Drug, and Cosmetic Act, or FDCA, and various other federal, state and foreign governmental authorities. Government regulations and requirements specific to medical devices are wide ranging and govern, among other things:

•	design, development and manufacturing;

•	testing, labeling and storage;

•	clinical trials;

•	product safety;

•	marketing, sales and distribution;

•	premarket clearance or approval;

•	record keeping procedures;

•	advertising and promotions; and

•	product recalls and field corrective actions.

For the purpose of receiving FDA clearance through the 510(k) track, the applicant must prove, inter alia, that the device subject to the application is substantially equivalent to one or more products which have already been approved by the FDA (predicate device). Additionally, the applicant is required to provide a detailed description of the device, including specifications and technical information, labeling, instructions for use, and the relevant indications for use of the device which is the subject of the application.

Clinical trials are usually not required under the 510(k) track, unless the FDA suspects the device subject to application contains new technical characteristics requiring clinical results regarding safety and efficacy. Clinical trials whose results are attached to the application for marketing approval are subject to advance approval by the FDA regarding the protocol of the trial of the Investigative Device Exemption (IDE) type.

Approval for marketing of medical devices in the United States can be submitted through a PMA, which is required when the device subject to approval is not substantially equivalent to a previously approved device, particularly high risk life-saving devices.

Though the PMA track consists of more stringent requirements than the 510(k) track, including clinical trials requirements and complex evaluation process, both processes can be expensive and lengthy and entail significant fees, unless exempt. The FDA’s 510(k) marketing clearance process usually takes from three to 12 months, but it can last longer. The process of obtaining PMA approval is much more costly and uncertain than the 510(k) marketing clearance process. It generally takes from one to three years, or even longer, from the time the PMA application is submitted to the FDA, until an approval is obtained. There is no assurance that we will be able to obtain FDA clearance or approval for any new products on a timely basis, or at all.

In addition, we are subject to annual regulatory audits in order to maintain our quality system certifications, CE mark permissions, FDA Clearance and Canadian medical device license. We do not know whether we will be able to continue to affix the CE mark for new or modified products or that we will continue to meet the quality and safety standards required to maintain the permissions and license we have already received. If we are unable to maintain our quality system certifications and permission to affix the CE mark to our products, we will no longer be able to sell our products in member countries of the European Union or other areas of the world that require CE’s or FDA’s approval of medical devices. If we are unable to maintain our quality system certifications and Canadian medical device license, we will not be able to sell our products in Canada.

Our medical device products and operations are also subject to regulation by the Medical Devices and Accessories Division in the Israeli Ministry of Health, which is responsible for the registration of medical devices in Israel, issuance of import licenses and monitoring marketing of medical equipment. we have received PMDA approval in Israel.

Failure to obtain regulatory approval in additional foreign jurisdictions will prevent us from expanding the commercialization of our products.

To be able to market and sell our products in most other countries, we must obtain regulatory approvals and comply with the regulations of those countries. These regulations, including the requirements for approvals and the time required for regulatory review, vary from country to country. Obtaining and maintaining foreign regulatory approvals are expensive and time consuming, and we cannot be certain that we will receive regulatory approvals in the various countries in which we plan to market our products. Failure to obtain or maintain regulatory approval in such countries could have an adverse effect on our financial condition and results of operations.

Our products may in the future be subject to product actions that could harm our reputation, business operations and financial results.

The FDA and similar foreign health or governmental authorities have the authority to require an involuntary recall of commercialized products in the event of material deficiencies or defects in design, or manufacturing or labeling. In the case of the FDA, the authority to require a recall must be based on an FDA finding. In addition, foreign governmental bodies have the authority to require a recall of our products in the event of material deficiencies or defects in design or manufacture. Product actions involving any of our products would divert managerial and financial resources and have an adverse effect on our financial condition and results of operations.

If our products, or malfunction of our products, cause or contribute to a death or a serious injury, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under FDA regulations, we are required to report to the FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury.  In addition, all manufacturers placing medical devices in European Union and Canada markets are legally bound to report any serious or potentially serious incidents involving devices they produce or sell to the relevant authority in whose jurisdiction the incident occurred. Any adverse event involving our products could result in future voluntary corrective actions, such as product actions or customer notifications, or agency actions, such as inspection, mandatory recall or other enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

We may be subject to fines, penalties or injunctions if we promote the use of our products for unapproved uses, resulting in damage to our reputation and business.

 Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition of the promotion of a medical device for a use that has not been cleared or approved by FDA. Use of a device outside its cleared or approved indications is known as “off-label” use. If the FDA determines that we promote an off-label use, it could request that we modify our promotional materials or subject us to regulatory or enforcement actions, which could have an adverse impact on our reputation and financial results.  Similarly, a CE mark is invalidated if any part of the device is modified or used in a manner that is outside of its intended use.

Regulatory reforms may adversely affect our ability to sell our products profitably.

From time to time, legislation is drafted and introduced in the United States, European Union or other countries in which we operate, that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of medical devices. In addition, regulations and guidance may often be revised or reinterpreted by the regulatory authorities in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted or interpretations changed, and what the impact of such changes, if any, may be.

On September 24, 2013, the FDA published a final rule establishing a unique device identification system, or the UDI Rule. the UDI Rule mandates new labeling requirements that will impact our medical products. We will be required to meet compliance dates as early as September 24, 2015 for implantable devices (such as staples and cartridges), and additional compliance dates of September 24, 2016 and September 24, 2018 for all other Class II (such as staplers) and reusable components (such as consoles), respectively. Compliance may involve increases costs and require new equipment, quality systems and manufacturing processes. As of the date of this prospectus supplement, we are on schedule with the UDI rule compliance.

If we fail to comply with federal or state fraud and abuse laws, we could be subject to criminal and civil penalties, loss of licenses and exclusion from Medicare, Medicaid and other federal and state healthcare programs which could have a material adverse effect on our business, financial condition and results of operations.

 There are numerous United States federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws, false claims, and physician transparency laws.  Section 1128B(b) of the Social Security Act, or the SSA, commonly referred to as the “Anti-Kickback Statute”, prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring, ordering, leasing, purchasing or arranging for or recommending the ordering, purchasing or leasing of items or services payable by the Medicare and Medicaid programs or any other federally funded healthcare program. The Anti-Kickback Statute is very broad in scope, and many of its provisions have not been uniformly or definitively interpreted by courts or regulations. We have consulting or fee for services arrangements with physicians, hospitals and other entities, which may be subject to scrutiny. To the extent we are found to not be in compliance, we could face potentially significant fines and penalties in addition to other more significant sanctions and we may be required to restructure our operations.

 Another development affecting the healthcare industry is the increased use of the federal Civil False Claims Act and, in particular, actions brought pursuant to the False Claims Act’s “whistleblower” or “qui tam” provisions. The False Claims Act imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal healthcare program. The qui tam provisions of the False Claims Act allow a private individual to bring actions on behalf of the federal government alleging that the defendant has submitted a false claim to the federal government, and to share in any monetary recovery. In recent years, the number of suits brought against healthcare providers by private individuals has increased dramatically. In addition, various states have enacted false claim laws analogous to the Civil False Claims Act.

The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended, created two new federal crimes: healthcare fraud and false statements relating to healthcare matters. Violations can result in criminal and civil liabilities.

Compliance with complex foreign and U.S. laws and regulations that apply to our international operations increases our cost of doing business in international jurisdictions and could expose us or our employees to fines and penalties in the U.S. and abroad. These numerous and sometimes conflicting laws and regulations include the Foreign Corrupt Practices Act.Many foreign countries have enacted similar laws addressing fraud and abuse in the healthcare sector. The shifting commercial compliance environment and the need to build and maintain robust and expandable systems to comply with different compliance requirements in multiple jurisdictions increases the possibility that a healthcare company may run afoul of one or more of the requirements.

Violations of any fraud and abuse may result in significant fines, imprisonment and exclusion from the Medicare, Medicaid and other federal or state healthcare programs which could have a material adverse effect on our business, financial condition and results of operations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from federal healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. Dealing with investigations can be time and resource consuming and can divert management’s attention from the business. In addition, settlements with law enforcement agencies have forced healthcare providers to agree to additional onerous compliance and reporting requirements as part of a consent decree or corporate integrity agreement. Any violations of these laws, or any action against us for violation of these laws, even if we successfully defend against it, could have a material adverse effect on our reputation, business and financial condition. See “Item 4. Information on the Company - B. Business Overview - Fraud and Abuse Laws” in our Annual Report on Form 20-F for the year ended December 31, 2015.

The new disclosure rules regarding the use of conflict minerals may affect our relationships with suppliers and customers.

            The Securities and Exchange Commission adopted disclosure rules in August 2012 for companies that use conflict minerals in their products, with substantial supply chain verification requirements in the event that the materials come from, or could have come from, the Democratic Republic of the Congo or adjoining countries. These new rules and verification requirements may impose additional costs on us and on our suppliers, and limit the sources or increase the prices of materials used in our products. Among other things, this new rule could affect sourcing at competitive prices and availability in sufficient quantities of certain minerals used in the manufacture of components that are incorporated into our products. In addition, the number of suppliers who provide conflict-free minerals may be limited, and there may be material costs associated with complying with the disclosure requirements, such as costs related to the process of determining the source of certain minerals used in our products, as well as costs of possible changes to products, processes, or sources of supply as a consequence of such verification activities. We may not be able to sufficiently verify the origins of the relevant minerals used in components manufactured by third parties through the procedures that we implement, and we may encounter challenges to satisfy those customers who require that all of the components of our products be certified as conflict-free, which could place us at a competitive disadvantage if we are unable to do so.  If we are unable to certify that our products are conflict free, we may face challenges with our customers, which could place us at a competitive disadvantage, and our reputation may be harmed.

Risks Related to Our Operations in Israel

Our headquarters, manufacturing facilities, and most of our administrative offices are located in Israel and, therefore, our results may be adversely affected by military instability in Israel.

Our offices are located in Israel. In addition, the majority of our officers and directors are residents of Israel. Accordingly, geopolitical or military conditions in Israel and its region may directly or indirectly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. During July and August 2014, Hamas and Israel were engaged in a military conflict that caused damage and disrupted economic activities in Israel. During November 2012, Hamas and Israel were engaged in an armed conflict and during the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. These conflicts involved missile strikes against civilian targets in various parts of Israel, including areas in which our employees and consultants are located, and negatively affected business conditions in Israel. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations and could make it more difficult for us to raise capital. The conflict situation in Israel could cause situations where medical product certifying or auditing bodies could not be able to visit our manufacturing facilities in order to review our certifications or clearances, thus possibly leading to temporary suspensions or even cancellations of our clearances or manufacturing certifications.  The conflict situation in Israel could also result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Furthermore, several countries, principally in the Middle East, restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in the region continue or intensify. Such restrictions may seriously limit our ability to sell our products to customers in those countries.

Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts would likely negatively affect business conditions generally and could harm our results of operations.

Our operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

Many of our male employees in Israel are obligated to perform one month, and in some cases more, of annual military reserve duty until they reach the age of 40 (or older, for officers or reservists with certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists, and recently some of our employees have been called up in connection with armed conflicts. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of our employees or of one or more of our key employees. Such disruption could materially adversely affect our business, financial condition and results of operations.

Exchange rate fluctuations between the foreign currencies and the NIS may negatively affect our earnings.

Our reporting and functional currency is the U.S. dollar. Our revenues are currently primarily payable in U.S. dollars and Euros and we expect our future revenues to be denominated primarily in U.S. dollars and Euros. However, certain amount of our expenses are in NIS and as a result, we are exposed to the currency fluctuation risks relating to the recording of our expenses in U.S. dollars. We may, in the future, decide to enter into currency hedging transactions. These measures, however, may not adequately protect us from material adverse effects

The government tax benefits that we currently are entitled to receive require us to meet several conditions and may be terminated or reduced in the future.

Some of our operations in Israel may entitle us to certain tax benefits under the Law for the Encouragement of Capital Investments, 5719-1959, or the Investments Law, once we begin to produce revenues. From time to time, the government of Israel has considered reducing or eliminating the tax benefits available to Benefitted Enterprise programs such as ours. If we do not meet the requirements for maintaining these benefits, they may be reduced or cancelled and the relevant operations would be subject to Israeli corporate tax at the standard rate, which is set at 26.5% for 2015 and 25% for 2016 and thereafter. In addition to being subject to the standard corporate tax rate, we could be required to refund any tax benefits that we have already received, plus interest and penalties thereon. Even if we continue to meet the relevant requirements, the tax benefits that our current “Benefitted Enterprise” is entitled to may not be continued in the future at their current levels, or at all. If these tax benefits were reduced or eliminated, the amount of taxes that we would have to pay if we produce revenues would likely increase, as all of our operations would consequently be subject to corporate tax at the standard rate, which could adversely affect our results of operations. Additionally, if we increase our activities outside of Israel, for example, by way of acquisitions, our increased activities may not be eligible for inclusion in Israeli tax benefits programs. See “Item 10. Additional Information - E.  Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2015.

In the past, we received Israeli government grants for certain of our research and development activities. The terms of those grants may require us, in addition to payment of royalties, to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. We may be required to pay penalties in addition to repayment of the grants, which may also impair our ability to sell our technology outside of Israel.

Some of our research and development efforts were financed in part through royalty-bearing grants, in an amount of NIS 0.8 million that we received from the Office of the Chief Scientist of the Israeli Ministry of Economic and Industry , or the OCS. We have received royalty-bearing grants from the government of Israel through the OCS, for the financing of a portion of our research and development expenditures in Israel. When know-how is developed using OCS grants, the Encouragement of Industrial Research and Development Law 5744-1984, or the R&D Law, as well as the terms of these grants restrict our ability to manufacture products and transfer technology and know-how, developed as a result of OCS funded R&D, outside of Israel.

A recipient of the OCS grants is required to return the grants by the payment of royalties on the revenues generated from the sale of products (and related services) developed (in all or in part) as a result of a research and development program funded by the OCS (at rates which are determined under the R&D Law up to the aggregate amount of the total grants received by the OCS, plus annual interest (as detailed in the R&D Law).

Transfer of know-how outside of Israel where the transferring company remains an operating Israeli entity or where the transferring company ceases to exist as an Israeli entity, requires pre-approval by the OCS and impose certain conditions, including, in certain circumstances, requirement of payment of a redemption fee (referred to in the law as the “Base Amount”) calculated according to the formula provided in the R&D Law which takes into account the consideration for such know-how paid to us in the transaction in which the technology is transferred. Regulations promulgated in 2012 established a maximum payment of the redemption fee paid to the OCS under the formulas provided in the R&D Law and differentiates between certain situations, as further detailed in such regulations. In addition, the products may be manufactured outside Israel by us or by another entity only if prior approval is received from the OCS (such approval is not required for the transfer of less than 10% of the manufacturing capacity in the aggregate, and in such event a notice to the OCS is required). As a condition for obtaining approval to manufacture outside Israel, we would be required to pay increased royalties, as defined under the R&D Law. The total amount to be repaid to the OCS would be adjusted to an amount which constitutes 120% to 300% of the grants, depending on the manufacturing volume that is performed outside Israel less royalties already paid to the OCS.

A company also has the option of declaring in its OCS grant application its intention to exercise a portion of the manufacturing capacity abroad, thus avoiding the need to obtain additional approval.

The restrictions under the R&D Law (such as with respect to transfer of manufacturing rights abroad or the transfer of OCS funded know-how abroad) will continue to apply even after we will repay the full amount of royalties payable pursuant to the grants.

These restrictions may impair our ability to enter into agreements for those products or technologies without the approval of the OCS. We cannot be certain that any approval of the OCS will be obtained on terms that are acceptable to us, or at all. Furthermore, in the event that we undertake a transaction involving the transfer to a non-Israeli entity of technology developed with OCS funding pursuant to a merger or similar transaction, the consideration available to our shareholders may be reduced by the amounts we are required to pay to the OCS. Any approval, if given, will generally be subject to additional financial obligations. Failure to comply with the requirements under the R&D Law may subject us to mandatory repayment of grants received by us (together with interest and penalties), as well as expose us to criminal proceedings.

Pursuant to Amendment Number 7, the National Authority for Technological Innovation, or NATI, a statutory corporation, has established on January 1, 2016 and is expected to replace the OCS. Pursuant to Amendment Number 7, the current restrictions under the R&D Law will be replaced by new set of arrangements in connection with ownership obligations of know-how (including with respect to restrictions on transfer of know-how and manufacturing activities outside of Israel), as well as royalties obligations associated with approved programs, which will be promulgated by NATI. The commencement date of Amendment Number 7 was January 1, 2016, however, in the meantime until new arrangements are adopted by NATI, the R&D Law as existed prior to Amendment Number 7 continues to be in force and effect. NATI should be fully constituted no later than July 28, 2018, and the new arrangements should be adopted no later than one year thereafter. As of the date of filing of this prospectus supplement, we are unable to assess the effect, if any, of the promulgation of such arrangements on our company.

We were members of an OCS-related consortium, in which certain of our technologies were developed. We are required to provide licenses to the other members of the consortium to use such technologies for no consideration, which could reduce our profitability.

Certain of our miniaturized imaging equipment may be based on technological models developed as part of the Bio Medical Photonic Consortium in the framework of Magnet program of the OCS. The property rights in and to “new information” (as such term is defined therein) which has been developed by a member of the Consortium, in the framework of R&D program conducted as part of the Consortium, belongs solely to the Consortium member that developed it. The developing member is obligated to provide the other members in the Consortium a non-sublicensable license to use of the “new information” developed by such member, without consideration, provided that the other members do not transfer such “new information” to any entity which is not a member of the Consortium, without the consent of such member.

Provisions of Israeli law and our articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date on which a merger proposal is filed by each merging company with the Israel Registrar of Companies and at least 30 days have passed from the date on which the shareholders of both merging companies have approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital. Completion of the tender offer also requires approval of a majority of the offerees that do not have a personal interest in the tender offer, unless, following consummation of the tender offer, the acquirer would hold at least 98% of the Company’s outstanding shares. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, claim that the consideration for the acquisition of the shares does not reflect their fair market value, and petition an Israeli court to alter the consideration for the acquisition accordingly, unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek such appraisal rights, and the acquirer or the company published all required information with respect to the tender offer prior to the tender offer’s  response date.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax.

These and other similar provisions could delay, prevent or impede an acquisition of us or our merger with another company, even if such an acquisition or merger would be beneficial to us or to our shareholders.

It may be difficult to enforce a judgment of a U.S. court against us and our officers and directors and the Israeli experts named in this prospectus supplement in Israel or the U.S., to assert United States securities laws claims in Israel or to serve process on our officers and directors and these experts.

We are incorporated in Israel. Certain of our executive officers and directors reside in Israel and most of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons in the United States, including one based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It may also be difficult to affect service of process on these persons in the United States or to assert United States securities law claims in original actions instituted in Israel.

Even if an Israeli court agrees to hear such claim, it may determine that Israeli law, and not U.S. law is applicable to the claim. Under Israeli law, if U.S. law is found to be applicable to such claim, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process, and certain matters of procedure would also be governed by Israeli law. There is little binding case law in Israel that addresses the matters. See “Enforceability of Civil Liabilities” on page 23 of the accompanying prospectus for additional information on your ability to enforce civil claim against us and our executive officers and directors.

The rights and responsibilities of a shareholder will be governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our ordinary shares are governed by our articles of association and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in typical U.S.-registered corporations. In particular, a shareholder of an Israeli company has certain duties to act in good faith and fairness towards the company and other shareholders, and to refrain from abusing its power in the company. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our ordinary shares that are not typically imposed on shareholders of U.S. corporations.

The ability of any Israeli company to pay dividends is subject to Israeli law and the amount of cash dividends payable may be subject to devaluation in the Israeli currency.

The ability of an Israeli company to pay dividends is governed by Israeli law, which provides that cash dividends may be paid only out of retained earnings or earnings derived over the two most recent fiscal years, whichever is higher, as determined for statutory purposes in Israeli currency, provided that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due. In the event of a devaluation of the Israeli currency against the U.S. dollar, the amount in U.S. dollars available for payment of cash dividends out of prior years’ earnings will decrease.

The termination or reduction of tax and other incentives that the Israeli Government provides to domestic companies may increase the costs involved in operating a company in Israel.

The Israeli government currently provides major tax and capital investment incentives to domestic companies, as well as grant and loan programs relating to research and development and marketing and export activities. In recent years, the Israeli Government has reduced the benefits available under these programs and the Israeli Governmental authorities have indicated that the government may in the future further reduce or eliminate the benefits of those programs. We currently take advantage of these programs. There is no assurance that such benefits and programs would continue to be available in the future to us. If such benefits and programs were terminated or further reduced, it could have an adverse effect on our business, operating results and financial condition.

We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

A significant portion of our intellectual property has been developed by our employees in the course of their employment for us. Under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee in the course and as a result of or arising from his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patent Law also provides that if there is no such agreement between an employer and an employee, the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, shall determine whether the employee is entitled to remuneration for his inventions. Decisions by the Committee (which have been upheld by the Israeli Supreme Court on appeal) have created uncertainty in this area, as it held that employees may be entitled to remuneration for their service inventions despite having specifically waived any such rights. However, a recent decision by the Committee held that such right can be waived by the employee. The Committee further held that an explicit reference to the waived right is not necessary in every circumstance in order for the employee’s waiver of such right to be valid. Such waiver can be formalized in writing or orally or be implied by the actions of the parties in accordance with the rules of interpretation of Israeli contract law. We generally enter into assignment-of-invention agreements with our employees pursuant to which such individuals assign to us all rights to any inventions created in the scope of their employment or engagement with us. Although our employees have agreed to assign to us service invention rights and have specifically waived their right to receive any special remuneration for such assignment beyond their regular salary and benefits, we may face claims demanding remuneration in consideration for assigned inventions.

Risks Related to an Investment in Our Shares and the ADSs

We may be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in 2016 or in any subsequent year. This may result in adverse U.S. federal income tax consequences for U.S. taxpayers that are holders of our ordinary shares or the ADSs.

We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of our gross income is “passive income” or (2) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. We do not believe we were a PFIC for 2015 but there can be no assurance that we were not a PFIC in 2015 and will not be a PFIC in subsequent years, as our operating results for any such years may cause us to be a PFIC. If we are a PFIC in 2016, or any subsequent year, and a U.S. shareholder does not make an election to treat us as a “qualified electing fund,” or QEF, or make a “mark-to-market” election, then “excess distributions” to a U.S. shareholder, and any gain realized on the sale or other disposition of our ordinary shares or the ADSs will be subject to special rules. Under these rules: (1) the excess distribution or gain would be allocated ratably over the U.S. shareholder’s holding period for the ordinary shares (or ADSs, as the case may be); (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the IRS determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. shareholder to make a timely QEF or mark-to-market election. U.S. shareholders who hold or have held our ordinary shares or the ADSs during a period when we were or are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. shareholders who made a timely QEF or mark-to-market election. A U.S. shareholder can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. If applicable, upon request, we will annually furnish U.S. shareholders with information needed in order to complete IRS Form 8621 (which form would be required to be filed with the IRS on an annual basis by the U.S. shareholder) and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC.

The market prices of our ordinary shares and the ADSs are subject to fluctuation, which could result in substantial losses by our investors.

The stock market in general and the market prices of our ordinary shares on the TASE and the ADSs on the NASDAQ, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. We anticipate that the market prices of our ordinary shares and the ADSs will continue to be subject to wide fluctuations. The market price of our ordinary shares and the ADSs are, and will be, subject to a number of factors, including:

•	announcements of technological innovations or new products by us or others;

•	announcements by us of significant acquisitions, strategic partnerships, in-licensing, out-licensing, joint ventures or capital commitments;

•	expiration or terminations of licenses, research contracts or other collaboration agreements;

•	public concern as to the safety of our equipment we sell;

•	general market conditions;

•	the volatility of market prices for shares of medical devices companies generally;

•	developments concerning intellectual property rights or regulatory approvals;

•	developments concerning standard-of-care in endoscopic procedures;

•	variations in our and our competitors’ results of operations;

•	changes in revenues, gross profits and earnings announced by the company;

•	changes in estimates or recommendations by securities analysts, if our ordinary shares or the ADSs are covered by analysts;

•	changes in government regulations or patent decisions; and

•	general market conditions and other factors, including factors unrelated to our operating performance.

 These factors may materially and adversely affect the market price of our ordinary shares and the ADSs and result in substantial losses by our investors.

Raising additional capital by issuing securities may cause dilution to existing shareholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

We do not know whether a market for the ADSs will be sustained or what the trading price of the ADSs will be and as a result it may be difficult for you to sell your ADSs.

Although the ADSs now trade on NASDAQ, an active trading market for the ADSs may not be sustained. It may be difficult for you to sell your ADSs without depressing the market price for the ADSs or at all. As a result of these and other factors, you may not be able to sell your ADSs. Further, an inactive market may also impair our ability to raise capital by selling ADSs and ordinary Shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration.

Future sales of our ordinary shares or the ADSs could reduce the market price of our ordinary shares and the ADSs.

Substantial sales of our Ordinary Shares or the ADSs, either on the TASE or on NASDAQ, may cause the market price of our ordinary shares or ADSs to decline. All of our outstanding ordinary shares are registered and available for sale in Israel. Sales by us or our security holders of substantial amounts of our ordinary shares or ADSs, or the perception that these sales may occur in the future, could cause a reduction in the market price of our ordinary shares or ADSs.

The issuance of any additional ordinary shares, any additional ADSs, or any securities that are exercisable for or convertible into our ordinary shares or ADSs, may have an adverse effect on the market price of our ordinary shares and the ADSs and will have a dilutive effect on our existing shareholders and holders of ADSs.

Holders of the ADSs may not receive the same distributions or dividends as those we make to the holders of our ordinary shares, and, in some limited circumstances, you may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act of 1933, as amended, or the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend made in respect of deposited ordinary shares may require the approval or license of, or a filing with, any government or agency thereof, which may be unobtainable. In these cases, the depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to effect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends that the depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. In addition, the depositary may withhold from such dividends or distributions its fees and an amount on account of taxes or other governmental charges to the extent the depositary believes it is required to make such withholding. This means that you may not receive the same distributions or dividends as those we make to the holders of our ordinary shares, and, in some limited circumstances, you may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs.

Holders of ADSs must act through the depositary to exercise their rights as shareholders of our company.

Holders of our ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement for the ADSs. Under Israeli law and our articles of association, the minimum notice period required to convene a shareholders meeting is no less than 21 or 35 calendar days, depending on the proposals on the agenda for the shareholders meeting. When a shareholder meeting is convened, holders of our ADSs may not receive sufficient notice of a shareholders’ meeting to permit them to withdraw their ordinary shares to allow them to cast their vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of our ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of our ADSs in a timely manner, but we cannot assure holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of our ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they requested. In addition, in the capacity as a holder of ADSs, they will not be able to call a shareholders’ meeting.

We do not intend to pay any cash dividends on our ordinary shares in the foreseeable future and, therefore, any return on your investment in our ordinary shares or the ADSs must come from increases in the value and trading price of our ordinary shares and the ADSs.

We have never declared or paid cash dividends on our ordinary shares and do not anticipate that we will pay any cash dividends on our ordinary shares in the foreseeable future, therefore, any return on your investment in our ordinary shares or the ADSs must come from increases in the value and trading price of our ordinary shares and the ADSs.

We intend to retain our earnings to finance the development and expenses of our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, applicable Israeli law and other factors our board of directors may deem relevant.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may remain an emerging growth company for up to five years. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements. We cannot predict whether investors will find our ordinary shares or ADSs less attractive if we rely on these exemptions. If some investors find our ordinary shares or ADSs less attractive as a result, there may be a less active trading market for our ordinary shares or the ADSs and the price of our ordinary shares or the ADSs may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our ordinary shares and the ADSs will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will cover us, or provide favorable coverage. If one or more analysts downgrade our stock or change their opinion of our ordinary shares and the ADSs, the price of our ordinary shares and the ADSs would likely decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Our ordinary shares and the ADSs will be traded on different markets and this may result in price variations.

Our ordinary shares have been traded on the TASE since February 2006 and our ADSs have been traded on the NASDAQ since May 15, 2015. Trading in our securities on these markets takes place in different currencies (dollars on the NASDAQ and NIS on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our ordinary shares and the ADSs on these two markets may differ due to these and other factors. Any decrease in the price of our securities on one of these markets could cause a decrease in the trading price of our securities on the other market.

We incur additional increased costs as a result of the listing of the ADSs for trading on the NASDAQ, and our management is required to devote substantial time to new compliance initiatives and reporting requirements.

 As a public company in the United States, we incur significant accounting, legal and other expenses as a result of the listing of the ADSs on the NASDAQ. These include costs associated with corporate governance requirements of the SEC and the Marketplace Rules of the NASDAQ Stock Market, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These rules and regulations will increase our legal and financial compliance costs, introduced new costs such as investor relations, stock exchange listing fees and shareholder reporting, and made some activities more time consuming and costly. Any future changes in the laws and regulations affecting public companies in the United States and Israel, including Section 404 and other provisions of the Sarbanes-Oxley Act, the rules and regulations adopted by the SEC and the rules of the NASDAQ Stock Market, as well as compliance with the applicable full Israeli reporting requirements which currently apply to us as a company listed on the TASE (for so long as they apply to us, pending shareholder approval by special majority of a change to our TASE reporting requirements to allow us to report to the TASE in the same manner in which we report to the SEC), will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of applicable SEC and NASDAQ requirements, which may result in less protection than is accorded to investors under rules applicable to domestic issuers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the rules of the NASDAQ Stock Market for domestic issuers. For instance, we may follow home country practice in Israel with regard to: distribution of annual and quarterly reports to shareholders, director independence requirements, director nomination procedures, approval of compensation of officers, approval of related party transactions, shareholder approval requirements, equity compensation plans and quorum requirements at shareholders’ meetings. In addition, we follow our home country law, instead of the rules of the NASDAQ Stock Market, which require that we obtain shareholder approval for certain dilutive events, such as for the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or more interest in the company and certain acquisitions of the stock or assets of another company. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the NASDAQ Stock Market, may provide less protection than is accorded to investors under the rules of the NASDAQ Stock Market applicable to domestic issuers. For more information, see “Item 16G. Corporate Governance - Nasdaq Stock Market Listing Rules and Home Country Practices” in our Annual Report on Form 20-F for the year ended December 31, 2015.

In addition, as a foreign private issuer, we are exempt from the rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as domestic companies whose securities are registered under the Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, as such term is defined in Rule 405 under the Securities Act, and therefore, we are not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under Rule 405, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2016.

In the future, we would lose our foreign private issuer status if a majority of our shareholders, directors or management are U.S. citizens or residents and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. Although we have elected to comply with certain U.S. regulatory provisions, our loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the U.S. Securities and Exchange Commission, or the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus, equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the SEC forms applicable to foreign private issuers permit them to disclose compensation information on an aggregate basis if executive compensation disclosure on an individual basis is not required or otherwise has not been provided in the issuer’s home jurisdiction. We disclose individual compensation information, but this disclosure is not as comprehensive as that required of U.S. domestic issuers since we are not required to disclose more detailed information in Israel.  We intend to continue this practice as long as it is permitted under the SEC’s rules and Israel’s rules do not require more detailed disclosure. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. We may also be required to modify certain of our policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

If we are unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 as they apply to a foreign private issuer that is listing on a U.S. exchange for the first time, or our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and our ordinary share price and the ADSs price may suffer.

Section 404 of the Sarbanes-Oxley Act requires a company subject to the reporting requirements of the U.S. securities laws to do a comprehensive evaluation of its and its subsidiaries’ internal control over financial reporting. When applicable, to comply with this statute, we will be required to document and test our internal control procedures; our management will be required to assess and issue a report concerning our internal control over financial reporting. In addition, our independent registered public accounting firm may be required to issue an opinion on the effectiveness of our internal control over financial reporting at a later date.

The continuous process of strengthening our internal controls and complying with Section 404 is complicated and time-consuming. Furthermore, as our business continues to grow both domestically and internationally, our internal controls will become more complex and will require significantly more resources and attention to ensure our internal controls remain effective overall. During the course of its testing, our management may identify weaknesses or deficiencies, which may not be remedied in a timely manner. If our management cannot favorably assess the effectiveness of our internal controls over financial reporting, or if our independent registered public accounting firm identifies material weaknesses in our internal control, investor confidence in our financial results may weaken, and the market price of our ordinary shares or the ADSs may suffer.

Risks Related to this Offering

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in book value of any ADSs you purchase.

Because the price per ADS being offered is substantially higher than our net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of any ADSs you purchase in this offering. After giving effect to the sale by us of 1,280,000 ADSs in this offering, based on a public offering price of $1.15 per ADS and after deducting the co-placement agents’ fees and offering expenses payable by us, our pro forma net tangible book value of our ADSs would be approximately $6 million, or approximately $0.78 per ADS, as of June 30, 2016. If you purchase ADSs in this offering, you will suffer immediate and substantial dilution of our pro forma net tangible book value of approximately $0.37 per ADS. See “Dilution” on page S-30 for a more detailed discussion of the dilution you will incur in connection with this offering.

ADSs representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our ADSs and ordinary shares to decline.

Pursuant to this offering, we will sell 1,280,000 ADSs representing 6,400,000 ordinary shares, or approximately 19.97%, of our outstanding ordinary shares as of September 7, 2016. This sale and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, could materially adversely affect the price of our ADSs and ordinary shares. We cannot predict the effect, if any, that market sales of those ADSs or the availability of those ADSs for sale will have on the market price of our ADSs and ordinary shares.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 1,280,000 of our ADSs representing 6,400,000 ordinary shares in this offering will be approximately $1.26 million after deducting the co-placement agents’ fees and offering expenses payable by us.

We currently intend to use the net proceeds from the sale of our ADSs for general corporate purposes, including research and development related purposes and for potential acquisitions.

 The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DILUTION

If you invest in our ADSs, your interest will be diluted immediately to the extent of the difference between the public offering price per ADS and the as adjusted net tangible book value per ADS after this offering.

The net tangible book value of our ADSs as of June 30, 2016, was approximately $4.7 million, or approximately $0.74 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding as of June 30, 2016, and multiplying such amount by five (one ADS represents five ordinary shares).

After giving effect to the sale of our ADSs offered by this prospectus supplement at the offering price of $1.15 per ADS in connection with this offering and after deducting the co-placement agents’ fees and offering expenses payable by us, our pro forma net tangible book value as of June 30, 2016, would have been approximately $6 million, or approximately $0.78 per ADS. This represents an immediate increase in net tangible book value of approximately $0.04 per ADS to our existing security holders and an immediate dilution in the pro forma net tangible book value of approximately $0.37 per ADS to purchasers of our ADSs in this offering, as illustrated by the following table:

Public offering price per ADS	$1.15

Net tangible book value per ADS at June 30, 2016	$0.74

Increase in net tangible book value per ADS attributable to investors purchasing our ADSs in this offering	$0.04

Pro forma net tangible book value per ADS as of June 30, 2016 after giving effect to this offering	$0.78

Dilution per ADS to investors purchasing our ADSs in this offering	$0.37

The number of ordinary shares to be outstanding after this offering is based on 32,047,034 shares outstanding as of June 30, 2016, and excludes as of such date (i) 1,921,450 ordinary shares issuable upon the exercise of outstanding options to purchase 1,921,450 ordinary shares at a weighted average exercise price of NIS 4.38 per share or $1.14 per share (based on the exchange rate reported by the Bank of Israel on such date), equivalent to 384,290 ADSs at a weighted average exercise price of $5.69 per ADS), (ii) 8,661,791 ordinary shares issuable upon the exercise of outstanding warrants to purchase 8,661,791 ordinary shares at a weighted average exercise price of NIS 6.79 per share or $1.76 per share (based on the exchange rate reported by the Bank of Israel on such date), equivalent to 1,732,358 ADSs at a weighted average exercise price of $8.82 per ADS, and (iii) 197,750 ordinary shares issuable upon the exercise of warrants to purchase 39,550 ADSs at an exercise price of $1.15 per ADS, to be granted to the co-placement agents in connection with the offering.

CAPITALIZATION
The following table sets forth our total capitalization as of June 30, 2016:

•	on an actual basis; and

•
on a pro forma basis to reflect the sale of 1,280,000 ADSs representing 6,400,000 ordinary shares at the offering price of $1.15 per ADS and the receipt by us of net proceeds of approximately $1.26 million, after deducting the co-placement agents’ fees and offering expenses payable by us.

The financial data in the following table should be read in conjunction with our unaudited condensed consolidated financial statements included in the report of foreign private issuer on Form 6-K furnished to the SEC on August 31, 2016, for the period ended June 30, 2016, which have been incorporated by reference in this prospectus.

	As of June 30, 2016
	Actual	Pro Forma
	(unaudited, in thousands, except share data)
Total debt(1)	$2,098	$2,098
Shareholders’ equity
Ordinary shares, par value NIS 0.10 per share	870	1,040
Share premium	52,080	53,113
Other reserves	124	124
Receipts on account of warrants	1,532	1,591
Accumulated deficit	(49,859)	(49,859)
Total shareholders’ equity	4,747	6,009
Total capitalization and indebtedness	$6,845	$8,107
____________
(1) Includes $1,997 thousand which are classified as current liabilities.

The number of ordinary shares to be outstanding after this offering is based on 32,047,034 shares outstanding as of June 30, 2016, and excludes as of such date (i) 1,921,450 ordinary shares issuable upon the exercise of outstanding options to purchase 1,921,450 ordinary shares at a weighted average exercise price of NIS 4.38 per share or $1.14 per share (based on the exchange rate reported by the Bank of Israel on such date), equivalent to 384,290 ADSs at a weighted average exercise price of $5.69 per ADS, (ii) 8,661,791 ordinary shares issuable upon the exercise of outstanding warrants to purchase 8,661,791 ordinary shares at a weighted average exercise price of NIS 6.79 per share or $1.76 per share (based on the exchange rate reported by the Bank of Israel on such date), equivalent to 1,732,358 ADSs at a weighted average exercise price of $8.82 per ADS, and (iii) 197,750 ordinary shares issuable upon the exercise of warrants to purchase 39,550 ADSs at an exercise price of $1.15 per ADS, to be granted to the co-placement agents in connection with the offering.

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been trading on the TASE under the symbol “MDGS” since February 2006. The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ordinary shares on the TASE in NIS and U.S. dollars. U.S. dollar per ordinary share amounts are calculated using the U.S. dollar representative rate of exchange on the date for which the high or low market price is applicable, as reported by the Bank of Israel.

	NIS		U.S. $
	Price per Ordinary Share*		Price per Ordinary Share*
	High	Low	High	Low
Annual:

2016 (through September 7, 2016)	1.79	0.66	0.45	0.16
2015	5.60	1.60	1.40	0.41
2014	6.54	2.55	1.87	0.65
2013	10.89	5.65	2.92	1.62
2012	13.26	5.75	3.46	1.42
2011	14.36	6.74	4.03	1.87

Quarterly:

Third Quarter 2016 (through September 7, 2016)	1.63	0.66	0.42	0.16
Second Quarter 2016	1.38	0.74	0.36	0.19
First Quarter 2016	1.79	1.28	0.45	0.32
Fourth Quarter 2015	2.91	1.60	0.75	0.41
Third Quarter 2015	4.14	2.74	1.09	0.70
Second Quarter 2015	5.60	3.70	1.40	0.93
First Quarter 2015	3.82	2.61	0.95	0.67
Fourth Quarter 2014	4.37	2.55	1.19	0.65
Third Quarter 2014	5.12	4.27	1.49	1.19
Second Quarter 2014	5.94	4.57	1.70	1.33
First Quarter 2014	6.54	5.23	1.87	1.49

Most Recent Six Months

September 2016 (through September 7, 2016)	1.37	1.24	0.36	0.33
August 2016	1.58	1.14	0.42	0.30
July 2016	1.63	0.66	0.42	0.16
June 2016	1.17	0.74	0.30	0.19
May 2016	1.31	1.03	0.34	0.26
April 2016	1.38	1.28	0.36	0.33
March 2016	1.43	1.30	0.36	0.34
__________
* price per ordinary share adjusted to reflect the 10:1 reverse share split effected on November 6, 2015.

On September 7, 2016, the last reported sales price of our ordinary shares on the TASE was NIS 1.37 per share, or $0.36 per share (based on the exchange rate reported by the Bank of Israel for such date).  On September 7, 2016 the exchange rate of the NIS to the U.S. dollar was $1.00 = NIS 3.7660, as reported by the Bank of Israel.

PRICE RANGE OF OUR ADSs

Our ADSs commenced trading on the Nasdaq under the symbol “MDGS” on August 5, 2015.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ADSs on the Nasdaq in U.S. dollars.

	U.S. $
	Price per ADS*
	High	Low
Annual:

2016 (through September 7, 2016)	2.68	0.76
2015 (commencing August 5, 2015)	5.00	2.68

Quarterly:

Third Quarter 2016 (through September 7, 2016)	2.13	0.76
Second Quarter 2016	1.90	1.01
First Quarter 2016	2.68	1.69
Fourth Quarter 2015	4.48	2.68
Third Quarter 2015 (commencing August 5, 2015)	5.00	3.80

Most Recent Six Months

September 2016 (through September 7, 2016)	1.88	1.70
August 2016	2.10	1.50
July 2016	2.13	0.76
June 2016	1.64	1.01
May 2016	1.84	1.38
April 2016	1.90	1.84
March 2016	2.05	1.69
__________
* price per ADS adjusted to reflect the 10:1 reverse share split and the change in the ratio of ordinary shares per ADS to five deposited ordinary shares per ADS effected on November 6, 2015.

On September 7, 2016, the last reported sales price of our ADSs on the Nasdaq was $1.70 per ADS.

  DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future.

PLAN OF DISTRIBUTION

We have entered into a co-placement agency agreement, dated as of September 8, 2016, with Roth Capital Partners, LLC, acting as the lead placement agent, and Maxim Group LLC, acting as the co-placement agent. Subject to the terms and conditions contained in the co-placement agency agreement, the co-placement agents have agreed to act as co-placement agents in connection with the sale of our ADSs.

The co-placement agents may engage selected dealers to assist in the placement of the ADSs.  The co-placement agents are not purchasing or selling any of the ADSs offered by us under this prospectus supplement and the accompanying prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of ADSs. The co-placement agents have agreed to use reasonable best efforts to arrange for the sale of the ADSs.  There is no required minimum number of ADSs that must be sold as a condition to completion of this offering. The purchase price for the ADSs has been determined based upon arm’s-length negotiations between the investors and us.

The co-placement agency agreement provides that the obligations of the co-placement agents and the investors of the ADSs are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

We have entered into a securities purchase agreement directly with each investor in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.  We currently anticipate that the closing of the sale of the ADSs offered hereby will be completed on or about September 13, 2016, subject to customary closing conditions.

Upon closing, we will deliver to each investor delivering funds the number of ADSs purchased by such investor through the facilities of The Bank of New York Mellon.

The co-placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the co-placement agents and any profit realized on the resale of the ADSs sold by the co-placement agents while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the co-placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares by the co-placement agents acting as principal. Under these rules and regulations, the co-placement agents:

•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Commissions and Expenses

We have agreed to pay the co-placement agents an aggregate cash placement agent fee equal to 6.38% of the gross proceeds received by us for this offering. This fee will be distributed among the co-placement agents and any selected-dealers that it has retained to act on their behalf in connection with the offering.

The following table shows per share and total cash placement agent’s fees we will pay to the co-placement agents in connection with the sale of the ADSs pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ADSs offered hereby:

Per ADS placement agent fee	$0.0734
Total	$93,984

In connection with the offering being made by this prospectus supplement and the accompanying prospectus, we will reimburse the lead placement agent for certain fees and disbursements incurred by them in connection with this offering. The aggregate amount of such reimbursements will not exceed $35,000.

We estimate the total offering expenses of this offering that will be payable by us, excluding the co-placement agents’ fees, will be approximately $116,000, which includes legal and printing costs, various other fees and the reimbursement of the co-placement agents’ expenses.

Placement Agent Warrants

           At the closing of the offering, the co-placement agents will receive placement agent warrants to purchase up to a number of ADSs equal to 3.5% of the ADSs issued at the closing excluding any ADSs sold to pre-existing investors and purchasers who are residents of Israel.  The placement agent warrants will expire five years after the effective date of this offering and will have an exercise price equal to $1.4375 (125% of the per ADS public offering price and may be exercised on a cashless basis.  Additionally, pursuant to FINRA Rule 5110(g)(1), neither the placement agent warrants nor any ADSs issued upon exercise of the placement agent warrants may be sold, transferred, assigned, pledged, or hypothecated, or be subject to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization, (ii) to any FINRA member firm participating in the offering and the officers and partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period, (iii) if the aggregate amount of our securities held by the co-placement agents or related person does not exceed 1% of the securities being offered, (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund, or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period. The placement agent warrants and the ADSs underlying the placement agent warrants issuable to the co-placement agents in the offering are not being registered under the registration statement of which this prospectus forms a part.

Indemnification

We have agreed to indemnify the co-placement agents and certain other persons against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the co-placement agents may be required to make in respect of those liabilities.

Listing

Our ADSs are listed on The NASDAQ Capital Market under the trading symbol “MDGS.”

Other

The co-placement agency agreement and the securities purchase agreement are included as exhibits to a Report of Foreign Private Issuer on Form 6-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

LEGAL MATTERS

The validity of the securities offered hereby and certain matters of Israeli law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Tel Aviv, Israel. Certain matters of United States federal securities law relating to this offering will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester, LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the co-placement agents by Ellenoff Grossman & Schole LLP.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2015 have, been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1d to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and special reports with, and furnish other information to, the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC, including any exhibits and schedules, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on this public reference room. In addition, the SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov. These SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services.

 This prospectus supplement is part of the registration statement on Form F-3 filed with the SEC in connection with this offering and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the United States Securities Exchange Act of 1934, as amended before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2015, filed with the SEC on March 30, 2016; and

•
our reports on Form 6-K furnished to the SEC on May 25, 2016, May 31, 2016 (solely with respect to Exhibits 99.2 and 99.3 therein), June 14, 2016, June 24, 2016, July 27, 2016, August 15, 2016, August 29, 2016 (solely with respect to Exhibit 99.1), August 31, 2016 (solely with respect to Exhibits 99.2 and 99.3) and September 8, 2016.

In addition, any reports on Form 6-K submitted to the SEC prior to the termination of the offering that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Medigus Ltd., Omer Industrial Park, No. 7A, P.O. Box  3030, Omer 8496500, Israel, Attn: Gilad Mamlok, telephone number +972 (8) 646-6880. You may also obtain information about us by visiting our website at www.medigus.com. Information contained in our website is not part of this prospectus supplement.

PROSPECTUS

$20,000,000

American Depositary Shares representing Ordinary Shares,
Ordinary Shares,
 Warrants to Purchase American Depositary Shares,
Subscription Rights and/or Units

MEDIGUS LTD.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares, or ADSs, ordinary shares, warrants, subscription rights and/or units consisting of two or more of these classes or series of securities. Each ADS represents five ordinary shares.

                We refer to the ADSs, ordinary shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

                Our ordinary shares are traded on the TASE, and our ADSs are traded on the Nasdaq Capital Market under the symbol “MDGS.” The last reported sale price for our ADSs on August 23, 2016 as quoted on the Nasdaq Capital Market was $2.10 per ADS, and the last reported sale price for our ordinary shares on August 23, 2016 as quoted on the TASE was NIS 1.58 per ordinary share, or $0.42 per ordinary share (based on the exchange rate reported by the Bank of Israel for such date).

On July 28, 2016, the aggregate market value of our ordinary shares held by non-affiliates was $5,394,041, based on 32,047,034 ordinary shares outstanding and a per ordinary share price of $0.43 based on the closing sale price of our ordinary shares and the exchange rate reported by the Bank of Israel on July 28, 2016. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $20,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

When used herein, unless the context requires otherwise, references to the “Company, “we,” “our,” and “us” refer to Medigus Ltd., an Israeli company, collectively with its wholly-owned subsidiary, Medigus USA LLC, a Delaware corporation.

MEDIGUS LTD.

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements.”

Overview

We engage in the development, production and marketing of innovative medical devices, including flexible surgical staplers with direct vision systems for minimally invasive medical procedures. Our expertise is in the development, production and marketing of innovative endoscopic surgical devices for the treatment of Gastroesophageal Reflux Disease, or GERD, a common ailment which is predominantly treated by medical therapy (e.g., proton pump inhibitors) or in more chronic cases, conventional open or laparoscopic surgery. Our FDA-cleared and CE-marked product, known as the MUSE™  System, enables a trans-orifice procedure, or scarless procedure through a natural opening in the body, that requires no incision for the treatment of GERD by reconstruction of the esophageal valve where the stomach and the esophagus meet.  We believe this procedure offers a safe, effective and economical alternative to the current surgical methods of GERD treatment.  In addition, this trans-orifice approach has the ability to provide results which are equivalent to those of standard surgical procedures while reducing pain and trauma, minimizing hospital stays, and delivering economic value to hospitals and payors.

 The key elements of the MUSE™ system include a single-use, flexible stapler (also called an Endostapler) containing several sophisticated innovative technologies such as a surgical stapler, miniature camera and ultrasound sensor, as well as a control console, offering a video image transmitted from the tip of the Endostapler.

 In addition to the MUSE™ system for the treatment of GERD, we are engaged in the development of other minimally invasive endosurgical tools, as well as miniaturized imaging equipment for use in medical procedures as well as various industrial applications.

Corporate Information

Our registered office and principal place of business are located at Omer Industrial Park, No. 7A, P.O. Box  3030, Omer 8496500, Israel and our telephone number in Israel is + 972 72 260 2200. Our website address is http://www.medigus.com. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Medigus USA LLC. The address of Medigus USA LLC is 140 Town & Country Dr., Suite C, Danville, CA 94526, USA.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption “Item 3: Key Information - Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2015, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, statements that are forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. We caution you that any forward-looking statements presented in this prospectus or any prospectus supplement, or which management may make orally or in writing from time to time, are based on management’s beliefs and assumptions made by, and information currently available to, management. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance, are based on certain assumptions and our current and best understanding of the regulatory status and are subject to various known and unknown risks and uncertainties, many of which are beyond our control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with:

•	the overall global economic environment;

•	insufficient coverage or reimbursement from medical insurers;

•	the impact of competition and new technologies;

•	general market, political, reimbursement and economic conditions in the countries in which we operate;

•	projected capital expenditures and liquidity;

•	changes in our strategy;

•	government regulations and approvals;

•	changes in customers’ budgeting priorities;

•	litigation and regulatory proceedings; and

•	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2015.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

CAPITALIZATION

The table below sets forth our capitalization as of March 31, 2016. The financial data in the following table should be read in conjunction with our unaudited interim condensed consolidated financial statements and notes thereto incorporated by reference herein.

As of March 31, 2016
Actual
(in thousands)

Total debt(1)	$2,203
Shareholders’ equity
Ordinary shares, par value NIS 0.10 per share	870
Share premium	52,080
Other reserves	99
Receipts on account of warrants	1,532
Accumulated deficit	(47,076)
Total shareholders’ equity	7,505
Total capitalization and indebtedness	$9,708
_____________
(1) Includes $2,101 thousand which are classified as current liabilities.

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been trading on the TASE under the symbol “MDGS” since February 2006. The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ordinary shares on the TASE in NIS and U.S. dollars. U.S. dollar per ordinary share amounts are calculated using the U.S. dollar representative rate of exchange on the date for which the high or low market price is applicable, as reported by the Bank of Israel.

	NIS		U.S. $
	Price per Ordinary Share*		Price per Ordinary Share*
	High	Low	High	Low
Annual:

2015	5.60	1.60	1.40	0.41
2014	6.54	2.55	1.87	0.65
2013	10.89	5.65	2.92	1.62
2012	13.26	5.75	3.46	1.42
2011	14.36	6.74	4.03	1.87

Quarterly:

Second Quarter 2016	1.38	0.74	0.36	0.19
First Quarter 2016	1.79	1.28	0.45	0.32
Fourth Quarter 2015	2.91	1.60	0.75	0.41
Third Quarter 2015	4.14	2.74	1.09	0.70
Second Quarter 2015	5.60	3.70	1.40	0.93
First Quarter 2015	3.82	2.61	0.95	0.67
Fourth Quarter 2014	4.37	2.55	1.19	0.65
Third Quarter 2014	5.12	4.27	1.49	1.19
Second Quarter 2014	5.94	4.57	1.70	1.33
First Quarter 2014	6.54	5.23	1.87	1.49

Most Recent Six Months

August 2016 (through August 23, 2016)	1.58	1.14	0.42	0.30
July 2016	1.63	0.66	0.42	0.16
June 2016	1.17	0.74	0.30	0.19
May 2016	1.31	1.03	0.34	0.26
April 2016	1.38	1.28	0.36	0.33
March 2016	1.43	1.30	0.36	0.34
February 2016	1.55	1.28	0.39	0.32
__________
* price per ordinary share adjusted to reflect the 10:1 reverse share split effected on November 6, 2015.

On August 23, 2016, the last reported sales price of our ordinary shares on the TASE was NIS 1.58 per share, or $0.42 per share (based on the exchange rate reported by the Bank of Israel for such date).  On August 23, 2016 the exchange rate of the NIS to the U.S. dollar was $1.00 = NIS 3.77, as reported by the Bank of Israel.

PRICE RANGE OF OUR ADSs

Our ADSs commenced trading on the Nasdaq Capital Market under the symbol “MDGS” on August 5, 2015.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ADSs on the Nasdaq Capital Market in U.S. dollars.

	U.S. $
	Price per ADS*
	High	Low
Annual:

2015 (commencing August 5, 2015)	5.00	2.68

Quarterly:

Second Quarter 2016	1.90	1.01
First Quarter 2016	2.68	1.69
Fourth Quarter 2015	4.48	2.68
Third Quarter 2015 (commencing August 5, 2015)	5.00	3.80

Most Recent Six Months

August 2016 (through August 23, 2016)	1.58	1.14
July 2016	2.13	0.76
June 2016	1.64	1.01
May 2016	1.84	1.38
April 2016	1.90	1.84
March 2016	2.05	1.69
February 2016	2.54	1.72
__________
* price per ADS adjusted to reflect the 10:1 reverse share split and the change in the ratio of ordinary shares per ADS to five deposited ordinary shares per ADS effected on November 6, 2015.

On August 23, 2016, the last reported sales price of our ADSs on the Nasdaq Capital Market was $1.58 per ADS.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development related purposes and for potential acquisitions.

 DESCRIPTION OF ORDINARY SHARES

General

The following is a summary description of our ordinary shares under our articles of association and does not purport to be complete. Our authorized share capital consists of 150,000,000 ordinary shares.  The par value of our ordinary shares is NIS 0.10 per share, and all issued and outstanding ordinary shares are fully paid and non-assessable. Holders of paid-up ordinary shares are entitled to participate equally in the payment of dividends and other distributions and, in the event of liquidation, in all distributions after the discharge of liabilities to creditors.

Transfer of shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or the laws of the State of Israel, except for ownership by nationals of certain countries that are, or have been, in a state of war with Israel.

 Liability to further capital calls

Our board of directors may make, from time to time, such calls as it may deem fit upon shareholders with respect to any sum unpaid with respect to shares held by such shareholders which is not payable at a fixed time. Such shareholder shall pay the amount of every call so made upon him or her.

Election of Directors

 Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors under the Israeli Companies Law, 5759-1999, or the Companies Law, described in our Annual Report on Form 20-F filed with the SEC on March 30, 2016 under “Item 6. Directors, Senior Management and Employees – C. Board Practices — Corporate governance practices – External directors”.

 Under our articles of association, our board of directors must consist of not less than three but no more than twelve directors, including two external directors as required by the Companies Law. Pursuant to our articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares participating and voting at the relevant meeting. In addition, our articles of association allow our board of directors to appoint new directors to fill vacancies on the board of directors to serve until the subsequent annual general meeting of our shareholders, provided, that the number of directors shall not exceed twelve directors. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. For further information on the election and removal of external directors see our Annual Report on Form 20-F filed with the SEC on March 30, 2016 under “Item 6. Directors, Senior Management and Employees – C. Board Practices — Corporate governance practices – External directors”.

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

 Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

 In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of certain countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our articles of association as extraordinary meetings. Our board of directors may call extraordinary meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under the Companies Law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•	amendments to our articles of association;
•	appointment or termination of our auditors;
•	appointment of external directors;
•	approval of certain related party transactions;
•	increases or reductions of our authorized share capital;
•	mergers; and
•
the exercise of our board of directors powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

Under our articles of association, we are not required to give notice to our registered shareholders pursuant to the Companies Law, unless otherwise required by law. The Companies Law requires that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, or as otherwise required under applicable law, notice must be provided at least 35 days prior to the meeting.

Voting rights

Voting rights

All our ordinary shares have identical voting and other rights in all respects.

Quorum requirements

Pursuant to our articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of at least two shareholders, present in person or by proxy, holding at least ten percent of the voting rights of the Company. A meeting adjourned for lack of a quorum will be adjourned to the same day of the following week at the same time and place, or to such other day, time or place if such is stated in the notice of the meeting. At the reconvened meeting, if a quorum is not present within an half an hour, any number of shareholders present in person or by proxy shall constitute a lawful quorum.

Vote requirements

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our articles of association. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires the approval described in our Annual Report on Form 20-F filed with the SEC on March 30, 2016 under “Item 6. Directors, Senior Management and Employees – C. Board Practices – Fiduciary duties and approval of specified related party transactions and compensation under Israeli law – Disclosure of personal interests of a controlling shareholder and approval of transactions.” Certain transactions with respect to remuneration of our office holders and directors require further approvals described in our Annual Report on Form 20-F filed with the SEC on March 30, 2016 under “Item 6. Directors, Senior Management and Employees – C. Board Practices – Fiduciary duties and approval of specified related party transactions and compensation under Israeli law – Compensation of directors and executive officers.” Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of the majority of the shareholders voting their shares, other than abstainees, holding at least 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Access to corporate records

Under the Companies Law, shareholders are provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our articles of association, our financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of class rights

Under the Companies Law and our articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our articles of association.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If a tender offer is not accepted in accordance with the requirements set forth above, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser and its controlling shareholder, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer or any other person acting on their behalf, including relatives and entities under such person’s control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares voted on the proposed merger at a shareholders meeting.

 For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described in our Annual Report on Form 20-F filed with the SEC on March 30, 2016 under “Item 6. Directors, Senior Management and Employees – C. Board Practices – Fiduciary duties and approval of specified related party transactions and compensation under Israeli law – Disclosure of personal interests of a controlling shareholder and approval of transactions”).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Borrowing powers

 Pursuant to the Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles of association to be exercised or taken by a certain organ of the Company, including the power to borrow money for company purposes.

Changes in capital

Our articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly adopted by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

General

The following is a summary description of our ADSs and does not purport to be complete. Each of our ADSs represents five ordinary shares (or a right to receive five ordinary shares) deposited with the principal Tel Aviv office of either of Bank Hapoalim or Bank Leumi, as custodian for the Bank of New York Mellon as the depositary.  Each ADS also represents any other securities, cash or other property which may be held by the depositary.  The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

 You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution.  If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder.  If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings. As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights.  Israeli law governs shareholder rights.  The depositary will be the holder of the shares underlying your ADSs.  As a registered holder of ADSs, you will have ADS holder rights.  A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary.  New York law governs the deposit agreement and the ADSs.

 The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses.  You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the NIS only to those ADS holders to whom it is possible to do so. It will hold the NIS it cannot convert for the account of the ADS holders who have not been paid. It will not invest the NIS and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. For more information see “Item 10. Additional Information – E.  Taxation” in our Annual Report on Form 20-F filed with the SEC on March 30, 2016.  The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.  If the exchange rates fluctuate during a time when the depositary cannot convert the NIS, you may lose some or all of the value of the distribution.

Shares.  The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution (or ADSs representing those shares).

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian.  Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

 How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.  Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares.  However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary will try, as far as practical, subject to the laws of Israel, and of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.  This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:		For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	●	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
	●	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$.05 (or less) per ADS	●	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	●	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	●	Depositary services
Registration or transfer fees	●	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	●	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
	●	converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	●	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	●	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our shares
• Reclassify, split up or consolidate any of the deposited securities
• Distribute securities on the shares that are not distributed to you
• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities.  Each ADS will automatically represent its equal share of the new deposited securities.
The depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since  the depositary told us it wants to resign  but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale.  After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary.  It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;
•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;
•	are not liable if we or it exercises discretion permitted under the deposit agreement;
•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;
•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and
•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;
•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•
when temporary delays arise because: (i) the depositary  has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or
•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions:  (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by the Depository Trust Company, or DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADSs and/or ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli and United States federal income tax consequences;

•	the anti-dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 21. We urge you to read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

 The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 21. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 21. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended, or the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us  to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Tel Aviv, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2015 have, been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1d to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

                We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

                The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

                As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          We file annual and special reports and other information with the SEC (File Number 001-35464). These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	The description of our ordinary shares, par value NIS 0.10 per share, and the American Depositary Shares representing the ordinary shares, contained in our Registration Statement on Form 20-F filed with the SEC on May 7, 2015;

•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2015, filed with the SEC on March 30, 2016; and

•	our reports on Form 6-K furnished to the SEC on May 25, 2016, May 31, 2016 (solely with respect to Exhibits 99.2 and 99.3 therein), June 14, 2016, June 24, 2016, July 27, 2016, August 15, 2016 and August 22, 2016.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Medigus Ltd., Omer Industrial Park, No. 7A, P.O. Box  3030, Omer 8496500, Israel, Attn: Gilad Mamlok, telephone number +972 (8) 646-6880. You may also obtain information about us by visiting our website at www.medigus.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Medigus USA LLC as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$2,014
Legal fees and expenses	10,000
Accountants fees and expenses	12,000
Miscellaneous	500

Total	$24,514

MEDIGUS LTD.

1,280,000 American Depositary Shares Representing 6,400,000 Ordinary Shares

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PROSPECTUS SUPPLEMENT

 September 8, 2016
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Lead Placement Agent	Co-Placement Agent
Roth Capital Partners	Maxim Group LLC